Exhibit 3.1

Registre de Commerce et des Sociétés

Numéro RCS : B250892

Référence de dépôt : L210124759

Déposé et enregistré le 29/06/2021

Delimobil Holding S.A.

Société Anonyme

Siège social : 10, rue C.M. Spoo, L-2546 Luxembourg

Grand-Duché de Luxembourg

R.C.S. Luxembourg B250892

CONSOLIDATED ARTICLES OF ASSOCIATION

as at 8 June 2021

STATUTS COORDONNES

à la date du 8 juin 2021

ARTICLES OF ASSOCIATION

Article 1.	Definitions.

In the interpretation of these articles of association, unless the context otherwise indicates, the following terms shall have the following meanings:

Affiliate means:

(a) in relation to a Shareholder who is an individual, any person which is from time to time, directly or indirectly, Controlled by such individual;

(b) in relation to a Shareholder which is a company, any person which from time to time, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such company; and

(c) in relation to a shareholder which is a fund, partnership, company, syndicate or other entity whose business is managed by a Fund Manager (an Investment Fund) or a nominee of that person:

i.	any other Investment Fund managed by that Fund Manager;

ii.	the Fund Manager of that Investment Fund; and

iii.	any person which from time to time, directly or indirectly, Controls, or is Controlled by, or is under common Control with, that Fund Manager.

Articles means the articles of association of the Company as may be amended from time to time.

Available Profits means profits available for distribution within the meaning of the applicable Luxembourg law.

Board means the board of directors (conseil d’administration) of the Company as constituted from time to time.

Board Chairperson shall have the meaning ascribed to such term in article 13.1.

Business Day means a day on which banks are ordinarily open for the transaction of normal banking business in the Russian Federation, Cyprus and Luxembourg (other than a Saturday or Sunday).

Call Option has the meaning given in article 7.55.

Call Option Exercise Notice has the meaning given in article 7.57.

Capital Contributions shall have the meaning ascribed to such term in article 6.13.

Change of Control

(a) as used with respect to a Shareholder which is not an individual, means it becomes Controlled by a person other than, or ceases to be Controlled by, the person exercising ultimate Control over such Shareholder as at the date of the entry into the Shareholders’ Agreement (as disclosed in writing to the other parties on or before that date);

(b) as used with respect to a Shareholder which is an Investment Fund, means:

(i) the Fund Manager of that Investment Fund becomes Controlled by a person other than, or ceases to be Controlled by, the person exercising ultimate Control over such Fund Manager as at the date of the entry into the Shareholders’ Agreement (as disclosed in writing to the other parties on or before that date); or

(ii) any change of the Fund Manager of that Investment Fund, provided that the new Fund Manager is Controlled by a person, other than the person exercising ultimate Control over the first Fund Manager as at the date of the entry into the Shareholders’ Agreement (as disclosed in writing to the other parties on or before that date).

Company means Delimobil Holding S.A.

Company Secretary shall have the meaning ascribed to such term in article 17.

Competitor means a person carrying on or being concerned, engaged or interested directly or indirectly (in any capacity whatsoever) as a significant line of its business in any trade or business competing with the trade or business of the Group as carried on at the time, being at the date of the Shareholders’ Agreement Carsharing (other than any person, holding for investment purposes only not more than 5% of any class of shares or securities of any company engaged in Carsharing).

Completion has the meaning given in the Subscription Agreement.

Conflict of Interest shall have the meaning ascribed to such term in article 19.1.

CoC Put Option means the option granted in favour of the Investor by article 7.46.

Consideration means the purchase price for the Option Shares payable by the Option Buyer on Option Completion as set out in article 7.51.

Control means, with respect to any person, the possession by another person (or persons acting in concert), directly or indirectly, of the power to direct or cause the direction of the management and policies of such person through:

(i) the ownership of more than 50% of the equity securities, participation interests, or other equity interests in such person;

(ii) the ability, whether exercised or held directly or indirectly, to exercise more than 50% of the votes at any general meeting of shareholders (or the closest equivalent governing body) of such person; or

(iii) the ability to appoint or remove, directly or indirectly, directors or members of any management body of the relevant person holding a majority of the voting rights at meetings of the relevant board or management body on all, or substantially all, matters, or the ability to appoint or remove, directly or indirectly the sole executive officer of the relevant person, and the terms Controlled by and under common Control with shall be similarly construed.

Controlling Founders means (i) MK IMPACT FINANCE, an unregulated securitization fund without legal personality (fonds de titrisation) established in the Grand Duchy of Luxembourg for an unlimited duration and constituting of a fiduciary estate (patrimoine fiduciaire) in accordance with the Luxembourg law of 27 July 2003 on trusts and fiduciary contracts, acting via its manager and representative being Mikro Kapital Management S.A., (ii) MIKRO FUND, an unregulated securitization fund without legal personality (fonds de titrisation) established in the Grand Duchy of Luxembourg for an unlimited duration and constituting of a fiduciary estate (patrimoine fiduciaire) in accordance with the Luxembourg law of 27 July 2003 on trusts and fiduciary contracts, acting via its manager and representative being Mikro Kapital Management S.A. and (iii) D-Mobility Worldwide a.s., a company organised and existing under the laws of the Czech Republic, having its registered office at Krocínova 333/3, Praha 1, Staré Město, 110 00, Czech Republic.

Directors means the directors (administrateurs) of the Company from time to time.

Encumbrance means any mortgage, charge, security interest, lien, pledge, assignment by way of security, equity claim, right of pre-emption, option, covenant, restriction, reservation, lease, trust, order, decree, judgment, title defect (including retention of title claim), conflicting claim of ownership or any other encumbrance of any nature whatsoever (whether or not perfected) other than liens arising by operation of law.

Equity Securities means any and all shares (whether ordinary or preferred), interests, rights, participations or other equivalents of or interests in (however designated) stock in the share capital of a person, or securities representing anything of the foregoing, including American depositary receipts, American depositary shares and/or other instruments, in each case that confer the right to receive a share of the profits and losses of, or distributions of, such person, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Equity Securities pursuant to this definition, whether or not such debt securities include any right of participation with Equity Securities.

Event of Default has the meaning given in article 7.56.

Fair Value has the meaning ascribed to it in the Shareholders’ Agreement.

Financial Year means a period of time starting on 1 January and ending on 31 December of the same calendar year, and Financial Quarter means any calendar quarter of a Financial Year.

Fund Manager means a person whose principal business is to make, manage or advise upon investments in securities (for the avoidance of doubt, the Fund Manager of MK IMPACT FINANCE and MIKRO FUND as of the date of the Shareholders’ Agreement is Mikro Kapital Management S.A.).

General Meeting means the general meeting of the Shareholders.

Group means the Company and the Subsidiaries for the time being.

Group Company means a company in the Group.

Insolvency Event, with respect to the Investor, any Controlling Founder or the Fund Manager of any Controlling Founder, means any of the following:

(a)

any procedure is commenced with a view to the winding-up or reorganisation of any of the aforementioned persons or its relevant Controlling person (other than for the purpose of a solvent amalgamation or reconstruction), and that procedure is not terminated or discharged within thirty (30) Business Days;

(b)

any procedure is commenced with a view to the appointment of an administrator, receiver, administrative receiver, trustee in bankruptcy or liquidator in relation to any of the aforementioned persons or its relevant Controlling person or all or substantially all of its assets and that procedure (unless commenced by any of the aforementioned persons or its relevant Controlling person, as the case may be) is not terminated or discharged within thirty (30) Business Days;

(c)

the holder of any security over all or substantially all of the assets of any of the aforementioned persons or its relevant Controlling person takes any step to enforce that security and that enforcement is not discontinued within thirty (30) Business Days;

(d)

any of the aforementioned persons or its relevant Controlling person enters into a compromise or arrangement with its creditors or any class of them or has a meeting of shareholders called to consider a resolution to wind it up; or

(e)

any of the aforementioned persons or its relevant Controlling person ceases or threatens to cease wholly or substantially to carry on its business, other than for the purpose of a solvent amalgamation or reconstruction.

Investor means Nevsky Property Finance Limited, a company organised under the laws of the Republic of Cyprus, having its registered address at 30 Ekaterinis Kornarou street, 3rd floor, Stovolos 2024, Nicosia, Cyprus, with registration number HE193313.

Investor Consent means the prior consent in writing of the Investor.

Investor Director means a director appointed by the Investor in accordance with the terms of these Articles and the Shareholders’ Agreement.

Investor Director Consent means the prior consent in writing of the Investor Director.

IPO means the initial public offering and admission of all or any of the Equity Securities of the Company to the main trading list of a Recognised Exchange.

Issue Price means in respect of any Share, the subscription price paid in respect of that Share, including any share premium.

Law means the Luxembourg law of 10 August 1915 on commercial companies, as amended from time to time.

Legal Entity shall have the meaning ascribed to such term in article 12.2.

Liquidity Event means:

(a)	a Share Sale;

(b)	a Qualifying IPO; or

(c)	a SPAC Combination.

Liquidity Event Put Option means the option granted in favour of the Investor by article 7.45.

Lock-Up Period means 12 months from the date of Completion.

Mikro Kapital Management S.A., means a legal entity incorporated and existing under the law of the Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B227640, whose registered office is at 10, rue C.M. Spoo, L-2546 Luxembourg, Grand Duchy of Luxembourg.

Original Shareholder has the meaning given in article 7.12.

Option Completion means the completion of the exercise of the Put Option as described in article 7.52.

Option Period means a period of time commencing on 1 July 2023 and ending on 31 December 2023 (both dates inclusive).

Option Shares means all Shares legally and beneficially owned by the Investor from time to time and any other shares, stock or securities referred to in article 7.53.

Ordinary Shares means the ordinary shares of Euro 0.01 each in the nominal share capital of the Company, which have the rights set out in the Articles.

Permitted Transfer means a transfer of Shares made in accordance with articles 7.11 to 7.15.

Permitted Transferee means, in relation to a Shareholder, any Affiliate of that Shareholder that is not a Restricted Person.

Preferred Shares means the convertible preference shares of Euro 0.01 (one Eurocent) each in the share capital of the Company, which have the rights set out in the Articles.

Put Option means the Liquidity Event Put Option or the CoC Put Option.

Put Option Exercise Notice means the written notice given by the Investor in accordance with article 7.50 (c).

Qualifying IPO means a fully underwritten IPO which satisfies all of the following criteria:

(a)	it is made by means of bookbuilding by internationally recognized independent and reputable underwriters and concurrent listing on a Recognised Exchange;

(b)	it is made to not less than 10 different investors not being Affiliated with any of the Shareholders; and

(c)

gross proceeds resulting from the initial sale of Equity Securities of the Company to the investors referred to in paragraph (b) of this definition, excluding gross proceeds resulting from the Investor’s IPO Allocation, shall be not less than USD 200,000,000.- (two hundred million US Dollars).

Recognised Exchange means the London Stock Exchange plc, the Nasdaq National Stock Market of the Nasdaq Stock Market Inc., the New York Stock Exchange Inc., Euronext, Deutsche Börse, the Stock Exchange of Hong Kong or any other internationally recognised and reputable stock exchange.

Relevant Securities means any Shares or other securities convertible into, or carrying the right to subscribe for Shares, issued by the Company after the date of the entry into the Shareholders’ Agreement, other than any Shares or other securities issued by the Company in order for the Company to comply with its obligations under the provisions of the Shareholders’ Agreement.

Reorganisation means in relation to the Company:

•	a subdivision, consolidation or reclassification of the Shares;

•

a reduction of capital (of whatever nature, but excluding a cancellation of capital that is lost or not represented by available assets), or any other reduction in the number of Shares in issue from time to time;

•	an issue of Shares by way of dividend or distribution;

•	an issue of Shares by way of capitalisation of profits or reserves (including share premium account and any capital redemption reserve); or

•

a consolidation, amalgamation or merger of the Company with or into another entity (other than a consolidation, amalgamation or merger following which the Company is the surviving entity and which does not result in any reclassification of, or change in, the Shares), or any division, spin off or other corporate reorganization of the Company, in each case, excluding any of the aforementioned actions or events in a SPAC Combination.

Reserved Matters has the meaning given to it in article 10.18 and seq.

Restricted Person means any person who is:

(a)	a Sanctioned Person;

(b)	a bankrupt;

(c)	in liquidation;

(d)	a minor;

(e)	a person of unsound mind;

(f)	a Competitor; or

(g)

a person to whom a transfer or issue of Shares would restrict in any respect the continued participation of the Company or any Shareholder in the ownership, funding and/or management of, any Group Company.

Sanctioned Person means any person that is:

(a)

listed in, designated by or otherwise subject to Sanctions; or 50% or more owned or Controlled by, individually or in the aggregate, or acting on behalf of, one or more persons listed on any Sanctions List; or

(b)	a person which is subject to Sanctions in the same way as if it fell within item (a) above,

provided, in each case, that holding of Shares by such person, transferring or issuing Shares to such Person or otherwise dealing with such Person would:

(i)	result in any Group Company or any Shareholder being in violation of any Sanctions; or

(ii)

result in any Group Company or any Shareholder being involved in an activity that a reasonable person knowledgeable about the relevant Sanctions regime would conclude is specifically identified under Sanctions as constituting a basis for the imposition of Sanctions against a person engaged in such activity.

Sanctions means any laws or regulations relating to economic or financial sanctions or trade embargoes, foreign trade controls, non-proliferation, anti-terrorism or similar or related restrictive measures enacted, imposed, administered or enforced from time to time by a Sanctions Authority.

Sanctions Authority means Governmental Authorities of the United Nations Security Council, the European Union, the United Kingdom (including through Her Majesty’s Treasury (HMT)), Switzerland, the U.S. (including through the Office of Foreign Assets Control of the U.S. Department of Treasury (OFAC)) or the Russian Federation or any other jurisdiction with responsibility for imposing, administering or enforcing Sanctions with jurisdiction over any party or the Company.

Sanctions List means the Specially Designated Nationals and Blocked Persons List maintained by OFAC, the Denied Persons List maintained by the US Department of Commerce, the Consolidated List of Persons, Groups and Entities subject to EU Financial Sanctions maintained by the European External Action Service of the European Union, or any other list issued or maintained by any Sanctions Authorities of persons subject to Sanctions (including investment or related restrictions and any Sectoral Sanctions), each as amended, supplemented or substituted from time to time.

Sale Shares has the meaning given in article 7.21.

Shareholder means a holder of shares in the Company who is a party to the Shareholders’ Agreement or becomes a party to the Shareholders’ Agreement by executing a Deed of Adherence (as defined in the Shareholders’ Agreement).

Shareholders’ Agreement means any shareholders’ agreement entered into by and between the shareholders, including the Investor, and the Company.

Share Premium shall have the meaning ascribed to such term in article 6.12.

Share Sale means the sale of (or the grant of a right to acquire or to dispose of) any of the Shares (in one transaction or a series of transactions) which will result in the purchaser of those Shares (or grantee of that right) and any persons acting in concert with him together acquiring Control of the Company, except for any transfers by the Shareholders to their Permitted Transferees.

Shares means the Ordinary Shares, the Preferred Shares and any other shares in the nominal share capital of the Company.

SEC means the U.S. Securities and Exchange Commission.

Sectoral Sanctions means any Sanctions imposed by any Sanctions Authority that do not freeze the assets and/or economic resources of a designated person or comprehensively freeze making available funds or economic resources to such designated person, but merely restrict the ability of certain individuals or entities to access financing or export or import equipment, goods, technology or services.

SPAC means a special purpose acquisition company that immediately prior to a SPAC Combination:

(a)

has no material assets (other than proceeds from its initial public offering, the private placement of securities in connection therewith and working capital loans made by such company’s sponsor, management team or their respective Affiliates);

(b)

has no material liabilities or obligations (other than payables to vendors, professionals, consultants and other advisors, deferred underwriting fees incurred in connection with its initial public offering or other liabilities or obligations arising from the rights of the company’s shareholders to redeem their shares and/or receive liquidating distributions under specified circumstances ,including the rights granted as part of private investment in public equity to finance the SPAC Combination); and

(c)	the assets of which are subject to no material Encumbrances.

SPAC Combination means the acquisition, merger or other business combination involving the Company and a SPAC which satisfies each of the criteria in (a) - (c) below:

(a)	as a result of such acquisition, merger or other business combination the Company:

(i)	merges with and into the SPAC (or a vehicle into which the SPAC merges); or

(ii)	becomes a wholly owned subsidiary of the SPAC (or a vehicle into which the SPAC merges);

(b)	the SPAC Securities are listed on a Recognised Exchange;

(c)	immediately following such acquisition, merger or other business combination the SPAC Securities are held by no less than 10 different investors not being Affiliated with any of the Shareholders; and

(d)

the aggregate amount of cash and cash equivalents of the SPAC immediately prior to such acquisition, merger or other business combination (including (a) the gross proceeds resulting from the initial public offering of SPAC Securities and (b) any private investments in public equity (PIPE) received by the SPAC but excluding (x) any stockholder redemptions, (y) participation, warrants, options and investment of the sponsor(-s) and (z) any proceeds resulting from the Investor’s SPAC Allocation) is not less than USD 200,000,000.- (two hundred million US Dollars).

SPAC Securities mean Equity Securities of the SPAC or, if applicable, Equity Securities of the public company resulting from the SPAC Combination.

Subscription Agreement means the subscription agreement in respect of the Company entered into between the Investor and the Company on or about the date of the entry into the Shareholders’ Agreement.

Subsidiaries has the meaning given in the Shareholders’ Agreement.

Transfer Notice has the meaning given in article 7.21.

Transfer Price has the meaning given in article 7.21(c).

Article 2.	Name and Corporate Form.

2.1.	The name of the Company is “Delimobil Holding S.A.”.

2.2.	The Company is a public limited liability company (société anonyme) governed by the present Articles, the Law and the relevant legislation.

Article 3.	Corporate Object.

3.1.

The purpose of the Company is the acquisition, holding, management and disposal of participations and any interests, in Luxembourg or abroad, in any companies and/or enterprises in any form whatsoever. The Company may in particular acquire by subscription, purchase and exchange or in any other manner any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company and/or enterprise. It may further invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.2.

The Company may borrow in any form. It may issue notes, bonds and any kind of debt and equity securities. The Company may lend funds, including without limitation, resulting from any borrowings of the Company and/or from the issue of any equity or debt securities of any kind, to its Subsidiaries, affiliated companies and/or any other companies or entities it deems fit.

3.3.

The Company may further guarantee, grant security in favour of or otherwise assist the companies in which it holds a direct or indirect participation or which form part of the same group of companies as the Company. The Company may further give guarantees, pledge, transfer or encumber or otherwise create security over some or all of its assets to guarantee its own obligations and those of any other company, and generally for its own benefit and that of any other company or person. For the avoidance of doubt, the Company may not carry out any regulated activities of the financial sector without having obtained the required authorisation.

3.4.	The Company may use any techniques and instruments to manage its investments efficiently and to protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.5.

The Company may, for its own account as well as for the account of third parties, carry out any commercial, financial or industrial operation (including, without limitation, transactions with respect to real estate or movable property) which may be useful or necessary to the accomplishment of its purpose or which are directly or indirectly related to its purpose.

Article 4.	Duration.

4.1.	The Company is formed for an unlimited duration.

4.2.	Subject to article 10.18 of the Articles, it may be dissolved at any time by a resolution adopted by the General Meeting in the manner required for the amendment to the Articles. The Company shall not be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or more Shareholders.

Article 5.	Registered Office.

Place and transfer of the registered office.

5.1.

The registered office of the Company is established in Luxembourg, Grand Duchy of Luxembourg. It may be transferred within the same municipality by a simple decision of the Board. It may be transferred to any other municipality in the Grand Duchy of Luxembourg by means of a resolution of the Board (in which case the Board shall have the power to amend these Articles accordingly) or a resolution adopted by the General Meeting in the manner required for the amendment to the Articles.

5.2.

Where the Board determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events would interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may, be temporarily transferred abroad until the complete cessation of these extraordinary circumstances. Such temporary measures shall have no effect on the nationality of the Company which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg company.

Branches, Subsidiaries or other offices.

5.3.	The Board shall further have the right, to set up branches, Subsidiaries or other offices wherever it shall deem fit, either within or outside the Grand Duchy of Luxembourg.

Article 6.	Share Capital.

Issued Share Capital.

6.1.	The issued share capital of the Company is set at one million one hundred and twenty thousand Euro (EUR 1,120,000.-), represented by:

(a)	twelve million (12,000,000) Preferred Shares having a nominal value of one Eurocent (EUR 0.01) each; and

(b)	one hundred million (100,000,000) Ordinary Shares having a nominal value of one Eurocent (EUR 0.01) each.

Preferred Shares.

6.2.	The Preferred Shares shall have the same rights as the Ordinary Shares except as otherwise provided for in these Articles or in the Shareholders’ Agreement.

6.3.	Any holder of Preferred Shares may at any time, by notice in writing to the Company, require conversion of all (but not a portion) of the Preferred Shares held by it at any time into Ordinary Shares.

6.4.	In addition to and independently from article 6.3, all of the Preferred Shares shall convert into Ordinary Shares:

(a)	if the Company resolves to proceed with a Qualifying IPO, upon announcement of the pricing of the Qualifying IPO; or

(b)

if the Company resolves to proceed with a SPAC Combination, upon the date when filing is made with the competent authority in order to register disclosure documents in respect of the proposed SPAC Combination.

6.5.	On conversion pursuant to articles 6.3 and 6.4:

(a)

the relevant Preferred Shares shall (without any further authority than that contained in the Articles) be converted into Ordinary Shares on the basis of one Ordinary Share for each Preferred Share held (subject to adjustment to take account of any sub-division, consolidation or re-classification of either the Preferred Shares or the Ordinary Shares at any time before a conversion in accordance with articles 6.3 and 6.4) and the Ordinary Shares resulting from the conversion shall rank pari passu in all respects with the existing issued Ordinary Shares; and

(b)

the Company shall, if it has sufficient Available Profits, pay to the holder(s) of the Preferred Shares being converted a dividend equal to all arrears and accruals of the declared but unpaid dividends in relation to those Preferred Shares.

6.6.

If any holder of Preferred Shares becomes entitled to fractions of an Ordinary Share as a result of conversion, the number of Ordinary Shares issued to such holder of Preferred Shares shall be rounded to the nearest whole number of Ordinary Shares.

6.7.

Any Shares converted pursuant to this “Preferred Shares” section shall convert on the date when the general meeting of shareholders approves the conversion of such Shares, including making the necessary amendments to the Articles, before a Luxembourg notary.

6.8.	In the event that the Preferred Shares have been converted into Ordinary Shares pursuant to article 6.4 and:

(a)	the Qualifying IPO has not been completed within five (5) Business Days after announcement of the pricing of the Qualifying IPO; or

(b)

the SPAC Combination has not been completed by the date or within the period specified in the merger agreement, the business combination agreement or another relevant agreement setting out the terms of the SPAC Combination, the Ordinary Shares into which the Preferred Shares have been converted pursuant to article 6.4 (the Original Preferred Shares) shall be converted into the same number of preference shares as the number of the Original Preferred Shares and with the same rights and preferences as the rights and preferences attached to the Original Preferred Shares immediately prior to conversion of the Original Preferred Shares pursuant to article 6.4.

6.9.	When a conversion of any Shares is required to be made pursuant to this “Preferred Shares” section:

(a)

the Shareholders shall procure that a General Meeting is convened with the agenda including all items required in accordance with applicable law and the Articles to give effect to such conversion (including amending the Articles), provided that such General Meeting is held (as applicable):

i.	within five (5) Business Days of the receipt by the Company of a written notice from the Investor requiring conversion pursuant to article 6.3 (if article 6.3 applies);

ii.	on the date of announcement of pricing of the Qualifying IPO (if article 6.4 (a) applies);

iii.	on the date referred to in article 6.4(b) (if article 6.4(b) applies); and

iv.	within ten (10) Business Days after the end of the period referred to in article 6.8(a) and 6.8(b) (as applicable);

(b)

the Shareholder shall attend the General Meeting referred to in article 6.9(a) and vote for approval of all resolutions required in accordance with the applicable law and the Articles to give effect to the relevant conversion; and

(c)	the Shareholders shall procure that the Directors nominated by them vote accordingly at the Board meeting (including, if necessary, on the Reserved Matters).

6.10.	For the purposes of any General Meeting referred to in article 6.9(a):

(a)

each Shareholder (other than MK IMPACT FINANCE) shall issue an irrevocable power of attorney authorizing MK IMPACT FINANCE (or another person(-s) it specifies) to vote for the conversion referred to in article 6.4, in the form agreed between the relevant Shareholder and MK IMPACT FINANCE; and

(b)

each Shareholder (other than the Investor) shall issue an irrevocable power of attorney authorizing the Investor (or another person(-s) it specifies) to vote for the conversion referred to in article 6.8, in the form agreed between the relevant Shareholder and Investor, in each case, promptly after the Shareholders’ Agreement becoming effective.

6.11.

Forthwith following any conversion pursuant to this “Preferred Shares” section (and following the General Meeting held before a Luxembourg notary formally recording such conversion), the Company shall enter the holder(s) of:

(a)	the converted Preferred Shares in the register of registered Shares of the Company as the holder(s) of the appropriate number of Ordinary Shares (if articles 6.3 and 6.4 apply); and

(b)	the converted Ordinary Shares in the register of registered Shares of the Company as the holder(s) of the appropriate number of preference shares (if article 6.8 applies).

Share premium and Capital Contributions.

6.12.

In addition to the issued share capital, a premium account, into which any premium (the Share Premium) paid on any Share (in addition to its nominal value) is transferred, may be set up. Decisions as to the use of the Share Premium account are to be taken by the General Meeting and/or the Board subject to the provisions of the Law and these Articles.

6.13.	A special equity reserve account (as reflected in the Luxembourg standard chart of accounts under sub-section 115 named “contribution to equity capital without issue of securities”)

connected to the Shares, into which any equity capital contributions not remunerated by securities (the Capital Contributions) are transferred, may be set up. Decisions as to the use of the Capital Contributions account are to be taken by the General Meeting and/or the Board subject to the provisions of the Law and these Articles.

Share capital increase and share capital reduction.

6.14.

Subject to article 10.18 of these Articles, the issued share capital of the Company may be increased or reduced by a resolution adopted by the General Meeting in the manner required for the amendment to the Articles.

6.15.	The Company may proceed to the repurchase of its own shares within the limits laid down by the Law.

Preferential subscription rights.

6.16.

Subject to articles 7.16 to 7.19 and the provisions of the Law, each Shareholder shall have a preferential right of subscription in the event of the issue of new Shares in return for contributions in cash. Such preferential right of subscription shall be proportional to the fraction of the issued share capital represented by the Shares held by that Shareholder.

Shares held by the Company itself.

6.17.

The voting rights of any Shares held by the Company itself are suspended and they are not taken into account in the determination of the quorum and majority for General Meetings. The Board is authorised to suspend the dividend rights attached to such Shares held by the Company. In such case, the Board may freely decide on the distributable profits in accordance with article 430-18 of the Law.

Article	7. Shares – Register of Shares – Transfer of Shares.

Form of the shares.

7.1.	Each Share has the same nominal value. All Shares are in registered form and may not be converted into bearer shares or dematerialized shares.

Register of Shares.

7.2.

A register of Shares shall be kept at the registered office and may be examined by any Shareholder on request. Such register shall set forth the name of each Shareholder, his/her/its residence or elected domicile, the number of Shares held by him/her/it, the amounts paid in on each such Shares and the transfer of Shares and the dates of such transfers. Ownership of Shares will be established by the entry in the register of registered Shares of the Company.

Ownership and co-ownership of Shares.

7.3.

Towards the Company, Shares are indivisible and the Company will recognise only one (1) holder per Share. In case a Share is held by more than one (1) person, the Company has the right to suspend the exercise of all rights attached to that Share, except for relevant information rights, until one (1) person has been designated as sole owner in relation to the Company.

Transfer of Shares.

7.4.	The Shares are freely transferable in accordance with the Law, the Articles and subject to complying with applicable law, the below provisions and the provisions of the Shareholders’ Agreement.

7.5.

In these Articles, reference to the transfer of a Share includes the transfer or assignment of a beneficial or other interest in that Share or the creation of a trust or Encumbrance over that Share and reference to a Share includes a beneficial or other interest in a Share.

7.6.	No Share may be transferred:

(a)	subject to article 7.8 of these Articles, by the Investor during the Lock-up Period;

(b)	unless the transfer is made in accordance with the Articles and the terms of the Shareholders’ Agreement; and

(c)	notwithstanding any other provision of these Articles or the Shareholders’ Agreement, to or in favour of any Restricted Person.

7.7.	A transfer of Shares shall not be registered if such transfer will result in breach of the provisions of the Shareholders’ Agreement or the Articles.

7.8.	During the Lock-up Period, the Investor may transfer all (but not a portion of) the Shares held by the Investor to:

(a)	any Permitted Transferee of the Investor; or

(b)	any other person (who is not a Restricted Person) only with the prior consent of the Controlling Founders.

7.9.

Each of the Shareholders undertakes to the other Shareholders that he shall not, and he shall not agree to, transfer any Shares to any person except in accordance with the provisions of the Shareholders’ Agreement and the Articles.

7.10.

Each of the Shareholders undertakes to the Company that it shall not, and it shall not agree to, transfer any Shares to any person if it would result in a violation of applicable restrictions under U.S. securities law, as advised by a reputable U.S. legal counsel.

7.11.

As per the provisions of the Shareholders’ Agreement, existing Shareholders may transfer their Ordinary Shares to the Investor in accordance with and on the terms set out in any share purchase agreement without any restriction as to price or otherwise.

Permitted transfers of Shares.

7.12.	A Shareholder (the Original Shareholder) may transfer all (but not a portion of) his or its Shares to a Permitted Transferee without restriction as to price or otherwise.

7.13.

Shares previously transferred as permitted by article 7.12 may be transferred by the transferee to any other Permitted Transferee of the Original Shareholder or the Original Shareholder without restriction as to price or otherwise.

7.14.

Where under a deceased Shareholder’s will or applicable laws as to intestacy, the persons legally or beneficially entitled to any Shares, whether immediately or contingently, are Permitted Transferees of the deceased Shareholder, such Shares may be transferred to those Permitted Transferees without restriction as to price or otherwise.

7.15.	If a Permitted Transfer has been made, the Permitted Transferee shall, within three (3) Business Days of ceasing to be an Affiliate of the Original Shareholder, transfer the Shares held by it to:

(a)	the Original Shareholder; or

(b)	a Permitted Transferee of the Original Shareholder,

without any restriction as to price or otherwise.

Pre-emption rights on allotment of Relevant Securities.

7.16.

If the Company proposes to allot any Relevant Securities, those Relevant Securities shall not be allotted to any person unless the Company has first offered a portion of such Relevant Securities to the Investor equal to the proportion that the number of Shares held by the Investor bears to the total number of Shares then in issue (as nearly as possible without involving fractions) and on no less favourable terms, including the price, as those Relevant Securities are being, or are to be, offered to any other person.

7.17.	An offer made under article 7.16 shall:

(a)	be in writing and give details of the number, class and subscription price (including any share premium) of the Relevant Securities being offered; and

(b)	remain open for a period of fifteen (15) Business Days from the date of service of the offer (the Subscription Period).

7.18.

If, at the end of the Subscription Period, the Investor has accepted the offer made under article 7.16 (in full or in part), the Directors shall allot the relevant number of the Relevant Securities to the Investor in accordance with its application.

7.19.

Subject to the provisions of the Shareholders’ Agreement, the provisions of articles 7.16 to 7.18 (inclusive) shall not apply to allotment of any Relevant Securities in a Qualifying IPO or a SPAC Combination.

Pre-emption rights.

7.20.

Save where the provisions of articles 7.11 – 7.15, sections Drag Along, Tag Along, Investor’s Put Option or Controlling Founders’ Call Options of these Articles apply, any transfer of Shares by a Shareholder shall be subject to the pre-emption rights in articles 7.20 to 7.24.

7.21.

A Shareholder who wishes to transfer Shares (a Seller) shall, before transferring or agreeing to transfer any Shares, give notice in writing (a Transfer Notice) to all other Shareholders (the Continuing Shareholders), specifying:

(a)	the number of Shares he wishes to transfer (the Sale Shares);

(b)	the name of the proposed transferee;

(c)	the price per Sale Share (in cash) offered by the proposed transferee (the Transfer Price); and

(d)	whether the Transfer Notice is conditional on all or a specific number of the Sale Shares being sold (a Minimum Transfer Condition).

7.22.	No Transfer Notice may be withdrawn once given unless all Shareholders agree otherwise.

7.23.	Transfers: Offer

(a)

A Transfer Notice shall constitute an offer by the Seller to the Continuing Shareholders inviting them to apply in writing within fifteen (15) Business Days after the Transfer Notice has been served on the last Continuing Shareholder (inclusive) (the Offer Period) for the maximum number of Sale Shares they wish to buy.

(b)	If the Sale Shares are subject to a Minimum Transfer Condition then any allocation made under this article 7.23 will be conditional on the fulfilment of the Minimum Transfer Condition.

(c)

If, at the end of the Offer Period, the number of Sale Shares applied for is equal to or exceeds the number of Sale Shares, the Sale Shares shall be allocated to each Continuing Shareholder who has applied for Sale Shares in the proportion (fractional entitlements being rounded to the nearest whole number) which his existing holding of Shares bears to the total number of Shares held by those Continuing Shareholders who have applied for Sale Shares, including himself, which procedure shall be repeated until all Sale Shares have been allocated but no allocation shall be made to a Shareholder of more than the maximum number of Sale Shares which he has stated he is willing to buy.

(d)

If, at the end of the Offer Period, the number of Sale Shares applied for is less than the number of Sale Shares, the Sale Shares shall be allocated to the Continuing Shareholders in accordance with their applications and the balance will be dealt with in accordance with article 7.24(d).

7.24.	Completion of transfer of Sale Shares

(a)

If the Transfer Notice includes a Minimum Transfer Condition and the total number of Shares applied for does not meet the Minimum Transfer Condition, the Seller shall notify the Continuing Shareholders to whom Sale Shares have been conditionally allocated under article 7.23 stating the condition has not been met and that the relevant Transfer Notice has lapsed with immediate effect.

(b)	If:

i.	the Transfer Notice does not include a Minimum Transfer Condition; or

ii.	the Transfer Notice does include a Minimum Transfer Condition and the Continuing Shareholders have made applications in respect of all or the minimum required number of the Sale Shares,

the Seller shall, when no further offers are required to be made under article 7.23, give written notice of allocation (an Allocation Notice) to each Continuing Shareholder to whom Sale Shares have been allocated (an Applicant) specifying the number of Sale Shares allocated to each Applicant and the place and time (being not less than ten (10) Business Days nor more than twenty (20) Business Days after the date of the Allocation Notice) for completion of the transfer of the Sale Shares.

(c)	Upon service of an Allocation Notice, the Seller must, against payment of the Transfer Price, transfer the Sale Shares in accordance with the requirements specified in it.

(d)	Where a Transfer Notice lapses pursuant to article 7.24(a) or an Allocation Notice does not relate to all the Sale Shares, then the Seller may, at any time during the three (3)

months following the date of lapse of the Transfer Notice, or the date of service of the Allocation Notice as the case may be, transfer the Sale Shares (in the case of a lapsed offer) or unallocated Sale Shares (as the case may be) to the proposed transferee named in the Transfer Notice at a price per Sale Share at least equal to the Transfer Price. The sale of the Sale Shares (following the lapse of a Transfer Notice) in accordance with this article 7.24(d) shall continue to be subject to any Minimum Transfer Condition.

Drag Along.

7.25.

If a Controlling Founder (or Controlling Founders) wishes to transfer in aggregate over fifty per cent (50%) of Shares in issue for the time being (the Selling Controlling Founder(-s) and the Sellers’ Shares respectively) to a bona fide purchaser on arm’s-length terms (the Proposed Buyer), the Selling Controlling Founder(-s) shall have the option (the Drag Along Option) to require the Investor to sell and transfer all its interest in Shares to the Proposed Buyer (or as the Proposed Buyer may direct) in accordance with the provisions of this “Drag Along” section.

7.26.

The Selling Controlling Founder(-s) may exercise the Drag Along Option by giving notice in writing to that effect (a Drag Along Notice) to the Investor, at any time before the completion of the transfer of the Sellers’ Shares to the Proposed Buyer. A Drag Along Notice shall specify:

(a)	that the Investor is required to transfer all its Shares (the Called Shares) pursuant to this “Drag Along” section;

(b)	the identity of the Proposed Buyer;

(c)

the consideration per Called Share (in cash) for which the Investor shall be obliged to sell each of the Called Shares which shall be equal to the average consideration per Seller’s Share (calculated by dividing the total consideration offered by the Proposed Buyer for all Seller’s Shares by the number of the Seller’s Shares to be transferred to the Proposed Buyer) (the Drag Consideration);

(d)

the amount to be paid by the Company to the Investor under Clause 25.2(a) of the Shareholders’ Agreement or the amount to be paid by the Investor to the Company under Clause 25.4(a) of the Shareholders’ Agreement, as applicable;

(e)

a date, which is no less than fifteen (15) Business Days after the date of service of the Drag Along Notice, on which completion of the sale and purchase of the Called Shares is to take place (the Drag Completion Date); and

(f)	the form of the sale agreement or any other document of a similar nature that the Investor is required to sign in connection with such sale (the Sale Agreement).

7.27.

Once given, a Drag Along Notice may not be revoked save with the Investor Consent. However, a Drag Along Notice shall lapse if, for any reason, the Selling Controlling Founder(-s) has not completed the transfer of all the Sellers’ Shares to the Proposed Buyer within three (3) months after the date of service of the Drag Along Notice, except when the delay is due to the actions or omission of the Investor. The Selling Controlling Founder(-s) may serve further Drag Along Notices following the lapse of any particular Drag Along Notice.

7.28.

In respect of a transaction that is the subject of a Drag Along Notice and with respect to the Sale Agreement, the Investor shall only be obliged to transfer its Shares subject to receipt of the Drag Consideration in respect of all Shares to be so transferred and also the amount due to the Investor under Clause 25.2(a) of the Shareholders’ Agreement, if applicable, when due, and shall not be obliged to give any representations, warranties, indemnities or similar assurances except customary representations, warranties, indemnities or similar assurances as to capacity to enter into and perform the Sale Agreement and title to the Called Shares.

7.29.	The liability of the Selling Controlling Founder(-s) and the Investor to the Proposed Buyer in connection with the sale of Shares pursuant to this “Drag-Along” section shall be several.

7.30.	The Called Shares shall be transferred to the Proposed Buyer free from all Encumbrances and with all rights attached to them at the date of completion of the sale and purchase of the Called Shares.

7.31.	No Drag Along Notice or Sale Agreement may require the Investor to agree to any terms except those specifically provided for in this “Drag-Along” section.

7.32.	Completion of the sale and purchase of the Called Shares shall take place on the same date as, and conditional upon the completion of, the sale and purchase of the Sellers’ Shares unless:

(a)	the Investor and the Selling Controlling Founder(-s) otherwise agree; or

(b)

that date is less than fifteen (15) Business Days after the date of service of the Drag Along Notice, in which case completion of the sale and purchase of the Called Shares shall take place fifteen (15) Business Days after the date of service of the Drag Along Notice, provided that no sale and purchase of the Shares shall take place under this “Drag-Along” section, unless completion of sale and purchase of all Called Shares and all Seller’s Shares takes place on the same date.

7.33.	On the Drag Completion Date and subject to:

(a)	the Proposed Buyer paying to the Investor the Drag Consideration in respect of all Called Shares; and

(b)	the Company paying to the Investor the amount that is due pursuant to Clause 25.2(a) of the Shareholders’ Agreement, if applicable,

the Investor shall take all necessary actions to give effect to the transfer of the Called Shares to the Proposed Buyer, including deliver any documents which in accordance with applicable laws of Luxembourg the Investor should deliver to the Proposed Buyer in connection with the sale and purchase of the Called Shares (the Drag Documents).

7.34.	To the extent that on the Drag Completion Date:

(a)	the Proposed Buyer has not paid the Drag Consideration in respect of all Called Shares to the Investor; or

(b)	the Company has not paid the amount that is due to the Investor pursuant to Clause 25.2(a) of the Shareholders’ Agreement if applicable,

the Investor shall be entitled to the immediate return of the Drag Documents for the Called Shares and shall hold the Drag Documents, and the Investor shall not be obliged to transfer the Called Shares to the Proposed Buyer, until the Investor has received the aforementioned amounts.

7.35.

A transfer of Called Shares to a Proposed Buyer pursuant to a sale in respect of which a Drag Along Notice has been duly served shall not be subject to the pre-emption provisions of the “Pre-emption rights” section of these Articles.

Tag Along.

7.36.

No transfer (other than a Permitted Transfer) of any Shares may be made by a Controlling Founder, if such transfer results in the transfer by the Controlling Founder or Controlling Founders of Shares comprising 20% or more of the total number of Shares held by all Controlling Founders immediately after Completion (as defined in the Subscription Agreement) (the Tag Along Threshold) unless the Controlling Founder or its Permitted Transferee (in this “Tag Along” section, a Selling Shareholder) shall have observed the following procedures of this “Tag-Along” section.

7.37.

After the Selling Shareholder has gone through the pre-emption process set out in the “Preemption rights” section of these Articles, the Selling Shareholder shall give to the Investor, provided that the Investor has not exercised its pre-emptive rights under the “Pre-emption rights” section of these Articles, not less than fifteen (15) Business Days’ notice in advance of the proposed sale (a Tag Along Notice). The Tag Along Notice shall specify:

(a)	the identity of the proposed purchaser (the Buyer);

(b)	the price per Share (in cash) which the Buyer is offering to pay (the Tag Along Price);

(c)

the amount to be paid by the Company to the Investor under Clause 25.2(a) of the Shareholders’ Agreement or the amount to be paid by the Investor to the Company as per the terms of Clause 25.4(a) of the Shareholders’ Agreement, as applicable;

(d)	the manner in which the consideration is to be paid;

(e)	the number of Shares which the Selling Shareholder proposes to sell; and

(f)	the address where the counter-notice should be sent.

7.38.

The Investor shall be entitled, within ten (10) Business Days after receipt of the Tag Along Notice, to notify the Selling Shareholder that it wishes to sell a certain number of Shares held by it (the Tag Along Shares) at the Tag Along Price, by sending a counter-notice which shall specify the number of Tag Along Shares. The maximum number of Tag Along Shares which the Investor can sell under this procedure shall be:

(X/Y)*Z

where:

X = the number of Shares the Selling Shareholder proposes to sell;

Y = the total number of Shares held by the Selling Shareholder; and

Z = the number of Shares held by the Investor,

provided that if X = 50 per cent or more of the issued Shares, then the Investor can sell all of the Shares held by it (the Full Tag Along).

If the Investor has not sent a counter-notice within the aforementioned ten (10) Business Day period, it shall be deemed to have specified that it wishes to sell no Shares.

7.39.

Following the expiry of ten (10) Business Days from the date the Investor receives the Tag Along Notice, the Selling Shareholder shall be entitled to sell to the Buyer on the terms notified to the Investor a number of Shares not exceeding the number specified in the Tag Along Notice, provided that at the same time the Buyer purchases from the Investor the number of Tag Along Shares it has respectively indicated it wishes to sell for the Tag Along Price per Share and on other terms no less favourable than those obtained by the Selling Shareholder from the Buyer and provided that:

(a)	the Shares shall be sold by the Investor free from all Encumbrances and with all rights attached to them at the date of completion of the sale and purchase;

(b)

the Investor shall not be obliged to give any representations, warranties, indemnities or similar assurances except customary representations, warranties, indemnities or similar assurances as to capacity to enter into and perform the relevant transaction documents and title to the Tag Along Shares sold by the Investor; and

(c)	the liability of the Selling Shareholder and the Investor shall be several.

7.40.	No sale by the Selling Shareholder shall be made pursuant to any Tag Along Notice more than three (3) months after service of that Tag Along Notice.

7.41.	Sales made in accordance with this “Tag Along” section shall not be subject to the section “Pre-emption rights” of these Articles.

7.42.	Notwithstanding any other provisions of the Shareholders’ Agreement to the contrary, if:

(a)

the amount of Shares proposed to be transferred by a Selling Shareholder to the Buyer, if aggregated with Shares transferred by it or any other Controlling Founder(s) (or former Controlling Founders) to any person or persons at any time after the date of the Shareholders’ Agreement, is equal or exceeds the Tag Along Threshold, such Selling Shareholder shall serve a Tag Along Notice on the Investor (even if the number of Shares proposed to be transferred by that Selling Shareholder is less than the Tag Along Threshold), and the provisions of articles 7.36 – 7.41 shall apply to such sale of Shares by the Selling Shareholder;

(b)

the amount of Shares proposed to be transferred by a Selling Shareholder to the Buyer, if aggregated with Shares transferred by it or any other Controlling Founder(s) (or former Controlling Founders) at any time after the date of the Shareholders’ Agreement to any person or persons, is equal or exceeds fifty per cent (50%) or more of the issued Shares, such Selling Shareholder shall serve a Tag Along Notice on the Investor, and the provisions of articles 7.36 – 7.41 shall apply to such sale of Shares by the Selling Shareholder, provided that the Investor shall be entitled to exercise a Full Tag Along in respect of the Tag Along Notice so served.

7.43.

After the number of Shares transferred by a Controlling Founder (or Controlling Founders) reaches the Tag Along Threshold, any further transfer of Shares by a Controlling Founder or its Permitted Transferee, shall be subject to observance by the Controlling Founder or its Permitted Transferee of the provisions of articles 7.36 – 7.41.

7.44.

If prior to a proposed transfer of Shares by a Selling Shareholder, in respect of which the Selling Shareholder is required to serve a Tag Along Notice, transferred (or agreed to transfer) any Shares at a different price per Share than in the proposed transfer, the Tag Along Price in the proposed transfer shall be calculated by dividing (i) the total consideration offered or paid by the Buyers to the Controlling Founders in all previous transfers of Shares (including the proposed transfer) by (ii) the total number of Shares transferred or proposed to the transferred by the Controlling Founders in the transfers referred to in (i) above.

Investor’s Put Options

7.45.	Grant of the Liquidity Event Put Option

(a)

Subject to the condition in article 7.48, the Company and the Controlling Founders grant to the Investor an option to require the Company and, in the case of article 7.45(c), the Controlling Founders to purchase all of the Option Shares on the terms set out in this “Investor’s Put Options” section (to the extent applicable to the Liquidity Event Put Option).

(b)	The Option Shares shall be sold free from all Encumbrances and with all rights attached to them at the date of Option Completion.

(c)	The Investor may require the Controlling Founders to purchase, or procure the purchase of, the Option Shares (and the Controlling Founders shall purchase the Option Shares) only if:

i.

the Company cannot complete the purchase of the Option Shares, as applicable, and pay the Consideration on the terms of this “Investor’s Put Options” section due to restrictions set out in the applicable Luxembourg law or the Articles (the Company’s Default); or

ii.

not later than ten (10) Business Days following the date of service of the Put Option Exercise Notice, the Controlling Founders have notified the Investor that the Option Shares shall be purchased by the Controlling Founders (such notice, the Substitution Notice),

(d)

If the Company’s Default occurs or the Controlling Founders serve the Substitution Notice on the Investor, following the date of service of the Put Option Exercise Notice (if article 7.45(c)(i) applies) or receipt of the Substitution Notice by the

Investor (if article 7.45(c)(ii) applies):

i.	the obligation of the Company to purchase the Option Shares pursuant to this “Investor’s Put Options” section shall cease; and

ii.

the Controlling Founders shall purchase, or procure the purchase of, the Option Shares (and pay or procure the payment of, the Consideration), on the terms of this “Investor’s Put Options” section in the proportions agreed by the Controlling Founders (of which they will notify the Investor not later than five (5) Business Days prior to the date of the Option Completion), and failing such agreement or notification in equal proportions.

7.46.	Grant of the CoC Put Option

(a)

Subject to the condition in article 7.49, the Controlling Founders grant to the Investor an option to require the Controlling Founders to purchase, or procure the purchase of, all of the Option Shares on the terms set out in this “Investor’s Put Options” section (to the extent applicable to the CoC Put Option).

(b)	The Option Shares shall be sold free from all Encumbrances and with all rights attached to them at the date of Option Completion.

7.47.	In this “Investor’s Put Options” section:

(a)	to the extent it applies to the Liquidity Event Put Option :

i.	the Controlling Founders (if the Company’s Default has occurred or the Substitution Notice has been served on the Investor pursuant to article 7.45(c)(ii)); or

ii.	the Company (if no Company’s Default has occurred or no Substitution Notice has been served on the Investor pursuant to article 7.45(c)(ii)); and

(b)	to the extent it applies to the CoC Put Option, the Controlling Founders (collectively),

shall be referred to as the Option Buyer.

7.48.	Liquidity Event Put Option Condition

(a)	The Liquidity Event Put Option may only be exercised if the Liquidity Event has not been completed on or prior to 30 June 2023.

(b)

If the Liquidity Event has been completed before 23:59 on 30 June 2023, the Liquidity Event Put Option shall lapse and neither the Company, nor the Controlling Founders nor the Investor shall have any claim against each other under this “Investor’s Put Options” section in respect of the Liquidity Event Put Option except in relation to any breach occurring before that date.

7.49.	CoC Put Option Condition

The CoC Put Option may only be exercised if any of the following occurs:

(a)	a Change of Control over any Controlling Founder or any Fund Manager of any Controlling Founder (as applicable), in each case which has not been approved by the Investor; or

(b)	an Insolvency Event over any Controlling Founder or any Fund Manager of any Controlling Founder (as applicable).

7.50.	Exercise of the Put Option

(a)	The Liquidity Event Put Option may only be exercised during the Option Period.

(b)	The CoC Put Option may only be exercised within sixty (60) Business Days of the Investor becoming actually aware that any of the events referred to in article 7.49 has occurred.

(c)	The Put Option shall be exercised only by the Investor giving the Option Buyer a Put Option Exercise Notice, in accordance with the provisions of the Shareholders’ Agreement which shall include:

i.	the date on which the Put Option Exercise Notice is given;

ii.	a statement to the effect that the Investor is exercising the Put Option;

iii.	a date, which is no less than ten (10) and no more than fifteen (15) Business Days after the date of the Put Option Exercise Notice, on which Option Completion is to take place; and

iv.	a signature by or on behalf of the Investor.

(d)	The Put Option may be exercised for all of the Option Shares only.

(e)	Once given, the Put Option Exercise Notice may not be revoked without the written consent of the Option Buyer.

(f)

Notwithstanding the exercise of the Put Option, all dividends and other distributions resolved or declared to be paid or made by the Company in respect of the Option Shares by reference to a record date which falls on or before Option Completion shall belong to, and be payable to, the Investor.

7.51.	Consideration

(a)	The Consideration payable on exercise of the Put Option shall be satisfied in cash at Option Completion, and shall be calculated in accordance with article 7.51(b).

(b)	The Consideration shall be the higher of:

i.	the Fair Value of the Option Shares to be sold pursuant to this “Investor’s Put Options” section on Investor’s Put Options; or

ii.

the amount equal to the Investor’s Minimum Return (as calculated pursuant to and defined in, the Shareholders’ Agreement) multiplied by the number of the Option Shares to be sold pursuant to this “Investor’s Put Options” section.

(c)

The parties shall use their respective reasonable endeavours to procure that the Consideration shall be finally agreed between the Controlling Founders and the Investor as quickly as possible and, in any event, no later than the date for Option Completion specified by the Investor in the Put Option Exercise Notice failing which, the matter shall be determined in accordance with the terms of the Shareholders’ Agreement.

7.52.	Option Completion

(a)

Option Completion shall take place at the offices of the Company on the date specified in the Put Option Exercise Notice or, if on or prior to such date the Fair Value has not been agreed by the Controlling Founders and the Investor or determined in accordance with the terms of the Shareholders’ Agreement, on the fifth Business Day following the date of such agreement or determination; or on such later date as the Option Buyer and the Investor may agree.

(b)	At Option Completion, the Option Buyer shall pay the Consideration to the Investor.

(c)	The Investor shall deliver to the Option Buyer at Option Completion a share transfer form for the Option Shares duly completed in favour of the Option Buyer.

(d)

Following Option Completion, each of the parties shall use its reasonable endeavours to ensure the registration of the Option Buyer as the holder of the Option Shares in the register of registered Shares of the Company.

7.53.	Reorganization

(a)

If any Reorganisation takes place after the date of the entry into the Shareholders’ Agreement but before Option Completion, all shares, stock and other securities (if any) to which the Investor (or its nominees) become legally or beneficially entitled as a result of each such Reorganisation, and which derive (whether directly or indirectly) from the Option Shares, shall be deemed to be subject to the Put Option and shall be transferred to the Option Buyer in accordance with article 7.52(c), provided that:

i.

nothing in this “Investor’s Put Options” section shall be construed as imposing any obligations on the Investor either to exercise or to refrain from exercising any rights or powers conferred on it by or deriving from the Option Shares; and

ii.

the Consideration shall be adjusted appropriately to take account of any increase or decrease in the number of Option Shares following a Reorganisation and any sum paid or received by the Investor following a Reorganisation or the exercise or non-exercise of a right or power thereunder.

(b)	References in this “Investor’s Put Options” section to the Option Shares and the Consideration shall be construed to give full effect to article 7.53(a).

7.54.	Sales made in accordance with this “Investor’s Put Options” section shall not be subject to the section “Pre-emption rights” of these Articles.

Controlling Founders’ Call Options.

7.55.

Subject to the conditions in article 7.57, the Investor grants to the Controlling Founders an option to purchase all of the Option Shares on the terms set out in this “Controlling Founders’ Call Options” section (the Call Option).

7.56.	Each of the following is an Event of Default in relation to the Investor:

(a)	a Change of Control over the Investor occurs;

(b)	an Insolvency Event occurs in respect of the Investor; or

(c)

the Investor or its Controlling person becomes a Sanctioned Person, unless within three (3) months after the Investor or its Controlling person becoming a Sanctioned Person the Investor has transferred all its Shares to a Permitted Transferee.

7.57.

If the Investor commits or suffers an Event of Default, the Controlling Founders shall have the option to serve a notice (a Call Option Exercise Notice) in writing on the Investor in accordance with the provisions of the Shareholders’ Agreement, within 30 Business Days from the date on which it becomes aware of the occurrence of an Event of Default requiring it to sell all the Option Shares to the Controlling Founder, which shall include:

(a)	the date on which the Call Option Exercise Notice is given;

(b)	a statement to the effect that the Controlling Founders are exercising the Call Option;

(c)	a date, which is no less than ten (10) and no more than fifteen (15) Business Days after the date of the Call Option Exercise Notice, on which the completion of the Call Option is to take place; and

(d)	signatures by or on behalf of the Controlling Founders.

7.58.	Consideration

(a)	The Consideration payable on exercise of the Call Option shall be satisfied in cash at Option Completion, and shall be calculated in accordance with article 7.58(b).

(b)	The Consideration shall be the higher of:

i.	the Fair Value of the Option Shares to be sold pursuant to this “Controlling Founders’ Call Options” section; or

ii.

the amount equal to the Investor’s Minimum Return (as calculated pursuant to and defined in, the Shareholders’ Agreement) multiplied by the number of the Option Shares to be sold pursuant to this “Controlling Founders’ Call Options” section.

(c)

The parties shall use their respective reasonable endeavours to procure that the Consideration shall be finally agreed between the Controlling Founders and the Investor as quickly as possible and, in any event, no later than the date for Option Completion specified by the Controlling Founders in the Call Option Exercise Notice failing which, the matter shall be determined in accordance with the provisions of the Shareholders’ Agreement.

7.59.	Articles 7.46(b), 7.50(d)-7.50(f), 7.52 - 7.54 shall apply to the Call Option mutatis mutandis, provided that:

(a)	each reference in those articles to:

i.	the Put Option shall be construed as a reference to the Call Option;

ii.	the Put Option Exercise Notice shall be construed as a reference to the Call Option Exercise Notice;

(b)	a reference to the Option Buyer in article 7.50(e) shall be construed as a reference to the Investor; and

(c)	each reference to the Option Buyer in articles 7.52 and 7.53 shall be construed as a reference to the Controlling Founders.

7.60.	Unless agreed otherwise between the Controlling Founders, each of them shall be entitled to the Option Shares pro rata to its portion of the total number of Shares held by the Controlling Founders.

Reporting requirements.

7.61.

If and for so long some or all of Shares of the Company are admitted to trading on a regulated market, any natural or legal person, acting alone or in concert with others, who would come to acquire or dispose of Shares, or any other securities of the Company targeted by applicable law, shall comply with applicable reporting requirements within the timeframe set forth by applicable law.

Article	8. Powers of the General Meeting.

Any regularly constituted General Meeting shall represent the entire body of Shareholders. The General Meeting is vested with the powers expressly reserved to it by the Law and by these Articles.

Article	9. Annual General Meetings – Other collective decisions.

9.1.

The annual General Meeting shall be held, in accordance with the Law, within six (6) months of the end of each Financial Year at the address of the registered office of the Company or at such other place in the Grand Duchy of Luxembourg as may be specified in the convening notice of the General Meeting.

9.2.	Other General Meetings may be held at such place and time as may be specified in the respective convening notices of the General Meeting.

Article	10. General Meetings – Convening notices, bureau, shareholders’ rights, quorum, vote and majority.

Convening notices.

10.1.

The Shareholders shall be convened to the General Meetings at the initiative of (i) the Board, (ii) the statutory auditors or upon written request, including an indication on the agenda for such meeting made to the Board, by (iii) one or more Shareholders representing in aggregate at least ten per cent (10%) of the voting rights in the General Meeting.

10.2.

Convening notices for every General Meeting shall contain the agenda and shall take the form of announcements to be filed with the Register of Commerce and Companies and published at least fifteen (15) days before the date of the General Meeting in the Luxembourg Official Gazette (Recueil Electronique des Sociétés et Associations) and in a Luxembourg newspaper.

10.3.

In case all the Shares are in registered form, each Shareholder shall be entitled to have at least eight (8) Business Days’ advance notice of any General Meeting of shareholders given to it at its address in accordance with the terms of the Shareholders’ Agreement or by any other means that each Shareholder has accepted individually, and in the absence of such acceptance by a courier (using an internationally recognized courier company).

10.4.

Subject to articles 10.17 and 10.18 of the Articles, in the event that the presence quorum required by the Law or these Articles to hold a General Meeting is not met on the date of the first convened General Meeting, another General Meeting may be convened by publishing the convening notice in the Luxembourg Official Gazette (Recueil Electronique des Sociétés et Associations) and a Luxembourg newspaper, at least fifteen (15) days prior to the date of the reconvened meeting provided that (i) the first General Meeting was properly convened in accordance with the above provisions; and (ii) no new item has been added to the agenda. Such convening notice shall reproduce the agenda and indicate the date and the results of the previous meeting.

10.5.	The convening notice shall indicate precisely the date and location of the General Meeting and its proposed agenda and contain any other information required by applicable law.

10.6.

Shareholders shall have the right to attend General Meetings by telephone or videoconference initiated from Luxembourg provided that all participants can hear each other simultaneously and that debates are transmitted continuously and simultaneously, participating in a meeting by such means shall constitute presence in person at such meeting. In addition, shareholders shall have the right to attend General Meetings by any other electronic means approved by the Board in its sole discretion.

10.7.

Each shareholder shall have the right to appoint another Person as his / her proxy for the General Meeting and shall provide a written power of attorney in relation to the same by any common means of communication. One person may represent several or even all Shareholders.

Bureau.

10.8.

A bureau of the meeting shall be formed at any General Meeting, composed of a chairperson, a secretary and a scrutineer. The Board Chairperson shall preside as chairperson at a General Meeting. If at a meeting the Board Chairperson is not present within fifteen (15) minutes after the time fixed for the start of the meeting, the chairperson shall be the Board Vice-Chairperson, if any, or, in his or her absence, a member of the Board appointed by the Board Chairperson. In the absence of such appointment, any other member of the Board as determined by the Board may be the chairperson. The bureau of the General Meeting shall ensure that the General Meeting is held in accordance with applicable rules and, in particular, in compliance with the rules in relation to convening, majority requirements, vote tallying and representation of Shareholders.

10.9.

Without prejudice to any other power which he or she may have under the provisions of the Articles, the chairperson of the General Meeting may take such action as he or she thinks fit to promote the orderly conduct of the business of the meeting as specified in the notice of the General Meeting.

10.10.	The Chairperson shall appoint a secretary and the Shareholders shall appoint a scrutineer. The chairperson, the secretary and the scrutineer together form the bureau of the General Meeting.

10.11.	The bureau of the meeting may decide on a discretionary basis if the conditions to attend and act and vote at any General Meeting, either in person, by proxy or by correspondence, are fulfilled.

Quorum, majority and vote.

10.12.

Except as otherwise required by the Law or these Articles (especially articles 10.17 and 10.18) or the provisions of the Shareholders’ Agreement, resolutions at a General Meeting duly convened shall not require any quorum and shall be adopted at a simple majority of the votes validly cast regardless of the portion of issued share capital represented. Abstentions and nil votes shall not be taken into account.

10.13.

Subject to the provisions of articles 10.17 and 10.18 of these Articles, an extraordinary General Meeting may only amend the Articles if at least half of the issued share capital is represented and the agenda indicates the proposed amendments to the Articles, including the text of any proposed amendment to the Company’s object or form. If this quorum is not reached, a second General Meeting shall be convened in accordance with the formalities foreseen in this article 10. Subject to the provisions of article 10.17, the second General Meeting shall deliberate validly regardless of the proportion of issued share capital represented. At both General Meetings, resolutions must be adopted by one hundred percent (100%) of the votes cast.

10.14.

Whenever the share capital of the Company is divided into different classes of Shares, the special rights attached to any such class may only be varied or abrogated (either whilst the Company is a going concern or during or in contemplation of a winding up) with the consent in writing of the holders of at least two-thirds of the issued Shares of that class, save that the special rights attached to the Preferred Shares may only be varied or abrogated with Investor Consent.

10.15.

Without prejudice to the generality of article 10.14, the special rights attaching to the Preferred Shares shall be deemed to be varied by the occurrence of any of the Reserved Matters requiring the Investor Consent.

10.16.	An attendance list must be kept at all General Meetings.

Reserved Matters.

10.17.

Notwithstanding any provisions of these Articles to the contrary, for as long as the Investor holds no less than 5% of Shares, no business in respect of any Reserved Matter requiring the Investor Consent is to be transacted at a General Meeting unless a quorum, which must include the Investor (present by corporate representative or by proxy), is present at the commencement of such General Meeting and also when that business is voted on as per the terms of the Shareholders’ Agreement. If within thirty (30) minutes of the time appointed for a General Meeting of Shareholders referred to in the first sentence of this article there is no quorum, the Chairperson of the meeting shall adjourn the meeting as per the provisions of article 10. If at such adjourned meeting no quorum is present within thirty (30) minutes from the time appointed for the adjourned meeting, then the meeting shall be dissolved. The Shareholders shall use their respective reasonable endeavours to ensure that any General Meeting has the requisite quorum.

10.18.

(a)	Save with the Investor Consent, the General Meeting and the Company shall not take any of the Reserved Matters requiring the Investor Consent being the following:

i.

Create, allot, issue, buy-in or redeem any share capital or grant or agree to grant any options or warrants for the issue of any share capital or issue any securities convertible into shares, or establish any employee incentive scheme, in each case granting their holders rights preferential to the rights attaching to the Preferred Shares (excluding, for the avoidance of doubt, adoption of a phantom share based (or similar) employee incentive plan with respect to up to 5% of the total share capital of the Company).

ii.	Permit or cause to be proposed any amendment to the Articles resulting in any restriction or diminution of any rights attaching to the Preferred Shares.

iii.	Permit or cause to be proposed any variation to the rights attaching to the Preferred Shares.

iv.

Propose or pay any dividend or quasi-dividend, or propose or make any other distribution, including by way of redemption by the Company of any Shares, other than those paid or made to all Shareholders on the same terms and pro rata to the number of Shares held by each Shareholder.

v.	Dispose of the whole or any significant part of the assets or undertaking of the Company, except as part of a SPAC Combination.

vi.

Permit the Company to cease, or propose to cease, to carry on its business or permit the Company or its directors (or any one of them) to take any step to wind up the Company, except as part of SPAC Combination.

vii.	Approve any merger, liquidation or dissolution or acquisition of the Company, except as part of SPAC Combination.

viii.	Enter into by the Company or vary any material transaction or arrangement of the Company with, or for the benefit of, any of the Controlling Founders or any of their respective Affiliates.

ix.

Any variation of termination by the Company of the Loan Assignment Agreement (as defined in the Shareholders’ Agreement) or the Loan Subordination Agreement (as defined in the Shareholders’ Agreement).

(b)	save with the Investor Director Consent, the Company shall not take the Reserved Matters requiring the Investor Director Consent being the following:

i.

Permit any Subsidiary to cease, or propose to cease, to carry on its business or permit any Subsidiary or their directors (or any one of them) to take any step to wind up any Subsidiary, except as part of a SPAC Combination.

ii.

Approve any merger, liquidation, dissolution of any Subsidiary or acquisition of any Subsidiary that is not included in any schedule to the Shareholders’ Agreement, except as part of a SPAC Combination.

iii.	Dispose of the whole or any significant part of the assets or undertaking of any Subsidiary, except as part of a SPAC Combination.

10.19.

Any Investor Director shall be authorised to communicate the consent of the Investor to any of the Reserved Matters, which, if necessary, shall be properly documented in accordance with the requirements under applicable Luxembourg law and the Articles.

Voting rights attached to the Shares.

10.20.	Each Share is entitled to one (1) vote at General Meetings.

10.21.	A Shareholder may individually decide not to exercise, temporarily or permanently, all or part of its voting rights. It shall notify the Company of such waiver.

10.22.

In case the exercise of the voting rights of one or several Shareholders waived in accordance with articles 10.21 above, such Shareholders are entitled to attend any general meeting but the Shares they hold will not be taken into account for the determination of the conditions of quorum and majority to be complied with at the General Meetings.

10.23.	Votes relating to Shares for which the Shareholder did not participate in the vote, abstain from voting, cast a blank or spoilt vote are not taken into account to calculate the required majority.

Article	11. Management and powers of the Board.

11.1.	The Company is managed by the Board in accordance with the Law and the terms of the Shareholders’ Agreement.

11.2.

The Board shall have the most extensive powers to administer and manage the Company, subject to the provision of article 11.3. All powers not expressly reserved to the General Meeting by the Law or the present Articles or the Shareholders’ Agreement shall be within the competence of the Board.

11.3.

The Board shall have no power to decide on transactions connected to the sale, transfer, pledge or other encumbrance of the shares in Carsharing Russia LLC, a Limited Liability Company duly incorporated and established under the laws of the Russian Federation, registered with the Uniform State Register of Legal Entities (EGRUL) under number 1157746288083 (the Substantial Transaction) unless such Substantial Transaction was preliminarily approved by the General Meeting.

Article	12. The Board.

Composition of the Board and term of office.

12.1.

The Board must be composed of at least three (3) members. The Shareholder(s) may decide to qualify the appointed directors as class A directors (the Class A Directors) or class B directors (the Class B Directors). The composition of the Board will have to follow the provisions of the Shareholders’ Agreement.

12.2.

Where a legal person (the Legal Entity) is appointed as a member of the Board, the Legal Entity must designate a natural person as permanent representative (représentant permanent) who will represent the Legal Entity as a member of the Board in accordance with the Law.

12.3.

The members of the Board shall be elected for a term which may not exceed three (3) years. They shall be eligible for re-appointment for a term of not more than three (3) years at a time in accordance with these Articles. Any such term shall end upon the end of the annual General Meeting held in the Financial Year in which such term would end, unless specified otherwise in the resolution appointing such person.

Appointment, removal and co-optation.

12.4.	The members of the Board shall be appointed by the General Meeting.

12.5.	Subject to article 12.7 below, a member of the Board may be dismissed with or without cause and may be replaced at any time by the General Meeting.

12.6.

In the event that one or more vacancies arise on the Board following a member’s death or resignation or for any other reason other than the Investor Director, the remaining members of the Board shall be entitled to elect one or more members of the Board to fill any such vacancy. For the avoidance of doubt, such power of the Board shall not be applicable to the Investor Director.

12.7.

For as long as the Investor holds no less than 5% of Shares, the Investor shall have the right to propose for appointment to the General Meeting and maintain in office one natural person as the Investor may from time to time direct as an Investor Director (and as a member of each and any committee of the Board (if any)) and to propose for removal to the General Meeting any Investor Director appointed by the General Meeting upon proposal by the Investor and, upon his removal whether by the Investor or otherwise, to propose for appointment to the General Meeting another person to act as an Investor Director in his place, in accordance with the provisions of the Shareholders’ Agreement.

12.8.

The Investor Director shall at all times meet the requirements of Luxembourg law that apply to a person holding the position of a member of the board of directors of a Luxembourg public company. The Investor Director shall not be appointed to his position if he does not meet such requirements and shall be promptly removed from his position if he ceases to meet such requirements.

12.9.

The proposal to the General Meeting by the Investor for appointment and removal of an Investor Director shall be by written notice to the Company, with the respective appointment and/or removal taking effect on the day when the General Meeting has voted in favour of the appointment and/or removal of the Investor Director. The Shareholders undertake to vote in favour of the candidate proposed by the Investor to the General Meeting for appointment as Investor Director and/or his removal if proposed by the Investor to the General Meeting.

12.10.	Following the receipt by the Company of any written notice from the Investor referred to in article 12.9:

(a)

the Company shall convene a General Meeting with the agenda including the proposal of the Investor set forth in that written notice, such that such General Meeting is held within ten (10) days of the receipt by the Company of that written notice; and

(b)	the Shareholders shall attend such General Meeting and vote for the appointment or removal (as applicable) of the Investor Director as requested by the Investor in that written notice.

Remuneration.

The remuneration of the members of the Board (if any) is determined in aggregate by the General Meeting.

Article	13. Meetings of the Board.

Board Chairperson.

13.1.	The Board shall appoint a chairperson (the Board Chairperson) among its members.

13.2.

The Board Chairperson will chair all meetings of the Board. In the absence of the Board Chairperson, the other members of the Board will appoint another member of the Board as chairperson pro tempore by a majority vote by those members of the Board present or represented at such meeting.

Procedure to convene a Board meeting.

13.3.	The Board meets as often as the business and interests of the Company so require and at least once every Financial Quarter.

13.4.

The Board shall meet upon call by the Board Chairperson or any member of the Board at the place indicated in the meeting notice, each of whom may delegate such power to the Company Secretary, if any. Meetings of the Board must be held in accordance with these Articles.

13.5.

Subject to article 13.11 of these Articles, written meeting notice of the Board (including the agenda with all relevant schedules) shall be sent to all the members of the Board at least five (5) days in advance of the day and the hour set for such meeting, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth briefly in the convening notice of the meeting of the Board. Convening notices may be sent by telefax or email to the members of the Board.

13.6.

No such written meeting notice is required if all the members of the Board are present or represented during the meeting and if they state they have been duly informed and have had full knowledge of the agenda of the meeting. In addition, if all the members of the Board are present or represented during the meeting and they agree unanimously to set the agenda of the meeting, the meeting may be held without having been convened in the manner set out above.

13.7.

A member of the Board may waive the written meeting notice by giving his or her consent in writing. Copies of consents in writing that are transmitted by telefax or e-mail may be accepted as evidence of such consents in writing at a meeting of the Board. Separate written notice shall not be required for meetings that are held at times and at places determined in a schedule previously adopted by a resolution of the Board; provided that all the members of the Board that were not present or represented at such meeting must be informed reasonably in advance of any such scheduled meeting.

Participation by conference call, video conference or similar means of communication.

13.8.	A meeting of the Board may be held by conference call, video conference or by similar means of communication whereby (i) the members of the Board attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an on-going basis and (iv) the members of the Board can properly deliberate. Such meetings shall be initiated and organized from Luxembourg. Participation in a meeting by such means shall constitute presence in person at such meeting. All business transacted in this way by the members of the Board shall be deemed to be validly and effectively transacted at a Board meeting, notwithstanding that fewer than the number of members (or their representatives) required to constitute a quorum are physically present in the same place. A meeting of the Board held by such means of communication will be deemed to be held in Luxembourg.

Quorum and majority requirements.

13.9.

Subject to articles 13.10 and 13.11, the Board may validly deliberate and make decisions only if at least a majority of its members is present or represented, provided that in the event that the directors have been qualified as Class A Directors or Class B Directors, such quorum shall only be met if at least one (1) Class A Director and one (1) Class B Director are present. Decisions shall be adopted by the simple majority of the votes of the members present or represented.

13.10.	No resolution may be passed at a meeting of the Board (or a meeting of a committee of the Board (if any)), in respect of any Reserved Matters requiring the Investor Director Consent unless:

i.	the nature of the business has been specified in the agenda; and

ii.	an Investor Director is present at such meeting.

13.11.

The Board members shall use their respective reasonable endeavours to ensure that any Board meeting has the requisite quorum. If within thirty (30) minutes of the time appointed for a meeting of the Board there is no quorum, the Board Chairperson of the meeting shall adjourn the meeting to a place and time not less than eight (8) days later. If at such adjourned meeting no quorum is present within thirty (30) minutes from the time appointed for the adjourned meeting, then the meeting shall be dissolved.

13.12.	All resolutions at any Board meeting in respect of any Reserved Matter requiring the Investor Director Consent shall be adopted in accordance with article 10.18.

No Participation by proxy.

13.13.	A member of the Board cannot act at a meeting of the Board by appointing another member of the Board as proxy.

Casting vote of the Board Chairperson.

13.14.	In the case of a tied vote, the Board Chairperson or the chairperson pro tempore (in the absence of the Board Chairperson) shall have a casting vote.

Written resolutions.

13.15.

Notwithstanding the foregoing, a resolution of the Board may also be passed in writing. Such resolution shall consist of one or more documents containing the resolutions, signed by each member of the Board, manually or electronically by means of an electronic signature which is valid under Luxembourg law. The date of such resolution shall be the date of the last signature.

Article	14. Minutes of meetings of the Board.

14.1.

The minutes of any meeting of the Board shall be kept by the Company Secretary, if any, or incidentally by a secretary of the meeting appointed for that purpose. They shall be signed by the Board Chairperson or the chairperson pro tempore who chaired the meeting (in the absence of the Board Chairperson), as the case may be, and by the Corporate Secretary or the secretary of the meeting, if different; additionally, upon request of those members of the Board taking part in the meeting, the minutes may be signed by such members.

14.2.

Copies or excerpts of minutes of the Board intended for use in judicial proceedings or otherwise shall be signed by the Board Chairperson, any two (2) members of the Board, or the Company Secretary (if any), as the case may be.

Article	15. Delegation of powers.

15.1.

The Board may appoint one or more persons (délégué à la gestion journalière) who shall have full authority to act on behalf of the Company in all matters pertaining to the daily management (gestion journalière) and affairs of the Company. Such person(s) (i) may be a Shareholder or not and (ii) may be a member of the Board or not. In case more than one person is appointed as such, the Board may determine whether or not such persons form a collegiate body.

15.2.

The Board may appoint one or more persons for the purposes of performing specific functions at any level within the Company. Such person(s) (i) may be a Shareholder or not and (ii) may be a member of the Board or not.

15.3.

Furthermore, the Board may establish committees or sub-committees in order to deal with specific tasks, to advise the Board or to make recommendations to the Board and/or, as the case may be, the General Meeting, the members of which may be selected either from among the members of the Board or not.

15.4.

The Board may further establish and appoint a managing executive officer (directeur général) tasked with assisting the Board, provided that the general strategy of the Company is still defined by the Board. The powers of the managing executive officer (directeur général) any terms of the appointment, removal, remuneration and duration of its mandate are determined by the Board to the extent not foreseen in these Articles. The board of directors shall remain in charge of the supervision and control of the management by the managing executive officer (directeur général).

Article	16. Board – Bindings signatures.

16.1.

Subject as provided by these Articles, and in particular in accordance with Articles 10.17, 10.18 and 10.19, the Company shall be validly bound or represented towards third parties by (i) the joint signature of any two (2) members of the Board, or (ii) the sole signature of the managing executive officer (directeur général) (if any), or (iii) the sole signature of any member of the Board within the limits of the powers delegated by the Board to the individual members of the Board. However, if the Shareholder(s) have qualified the directors as Class A Directors or Class B Directors, the Company will only be bound towards third parties by the joint signatures of one (1) Class A Director and one (1) Class B Director within the limits and amounts to be determined by the General Meeting.

16.2.

Subject as provided by these Articles, in respect of the daily management (gestion journalière) of the Company, the Company shall be validly bound or represented towards third parties by the sole signature of any person appointed to that effect in accordance with article 15.1. or if more than one person is appointed as such and the Board has determined that such persons form a collegiate body, the joint signature of any two (2) members of such collegiate body appointed to that effect in accordance with article 15.1.

16.3.

The Company shall be validly bound or represented towards third parties by the sole signature of other person(s) to whom specific signatory power is granted by the Company but only within the limits of such power.

Article	17. Company Secretary.

The Board may appoint and dismiss the Company’s secretary (the Company Secretary). The Company Secretary shall have the role as set out in these Articles and as further set out in any internal regulations of the Company.

Article	18. Books and records.

All corporate books and records of the Company shall be kept at the registered office of the Company.

Article	19. Conflict of Interest.

19.1.

In the event that a member of the Board, has, directly or indirectly, a financial interest opposite to the interest of the Company in any transaction of the Company that is submitted to the approval of the Board (a Conflict of Interest), such member of the Board shall inform the Board at the relevant meeting and shall cause a record of his or her statement to be included in the minutes of the meeting of the Board. The member of the Board may not take part in the deliberations relating to that transaction and may not vote on the resolutions relating to that transaction. At the next General Meeting, before any other resolution is put to vote, a special report shall be made on any transactions in which any members of the Board may have a financial interest conflicting with that of the Company.

19.2.	Article 19.1 does not apply to resolutions of the Board concerning transactions made in the ordinary course of business of the Company and which are entered into on arm’s length terms.

Article	20. Indemnification.

20.1.

The members of the Board shall not be held personally liable for the indebtedness or other obligations of the Company. As agents of the Company, they are responsible for the performance of their duties. Subject to mandatory provisions of law, every person who is, or has been, a member of the Board or officer of the Company (including members of any executive committee) shall be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such a director or officer and against amounts paid or incurred by him in the settlement thereof. The words “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals), actual or threatened and the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities.

20.2.

No indemnification shall be provided to any member of the Board or any officer of the Company (including members of any executive committee) (i) against any liability to the Company or its Shareholders by reason of wilful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of the Company or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction.

20.3.

The right of indemnification herein provided shall be severable, shall not affect any other rights to which any member of the Board or any officer of the Company (including members of any executive committee) may now or hereafter be entitled, shall continue as to a person who has ceased to be such member or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect or limit any rights to indemnification to which corporate personnel, including members of the Board and officers of the Company (including members of any executive committee), may be entitled by contract or otherwise under law. The Company shall specifically be entitled to provide contractual indemnification (including board members and officers liability insurance) to any corporate personnel, including member of the Board or any officer of the Company (including members of any executive committee), as the Company may decide upon from time to time.

20.4.

Expenses in connection with the preparation and representation of a defence of any claim, action, suit or proceeding of the character described in this article 20 shall be advanced by the Company prior to final disposition thereof upon receipt of any undertaking by or on behalf of the officer or director, to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under this article.

Article	21. Statutory Auditors – Independent Auditors.

Statutory Auditor (Commissaire).

21.1.	The operations of the Company shall be supervised by one or more statutory auditor(s) (commissaire(s)).

21.2.	The statutory auditor(s) shall be appointed for a term not exceeding three (3) years and shall be eligible for re-appointment.

21.3.

The statutory auditor(s) will be appointed by the General Meeting, which will determine their number, their remuneration and the term of their office. The statutory auditor(s) in office may be removed at any time by the General Meeting with or without cause.

Independent Auditor (réviseurs d’entreprises agréés).

21.4.	However, no statutory auditor(s) shall be appointed if, instead of appointing statutory auditor(s), one or more independent auditor(s) (réviseur d’entreprises agréé or cabinet de révision agréé) are appointed by the General Meeting to perform the statutory audit of the annual accounts in accordance with applicable Luxembourg law. The independent auditor(s) shall be appointed by the General Meeting in accordance with the terms of a service agreement to be entered into from time to time by the Company and the independent auditor(s). The independent auditor(s) in office may only be removed for cause in accordance with Luxembourg Law or with the independent auditors’ approval.

Article 22.    Accounting Year.

The accounting year of the Company shall begin on January first (1st) and end on December thirty-first (31st) of each year.

Article 23.    Annual Accounts.

Responsibility of the Board.

23.1.

Each year, the Board must prepare the balance sheet and profit and loss account, together with an inventory stating the value of the Company’s assets and liabilities, with an annex summarising the Company’s commitments and the debts owed by the officers, members of the Board and supervisory auditors (if any) to the Company.

Submission of the annual accounts to the statutory auditor.

23.2.

At the latest one (1) month prior to the annual General Meeting, the Board will submit the annual accounts together with the report of the Board (if any) and such other documents as may be required by law to the statutory auditor(s) of the Company (if any), who will thereupon draw up its (their) report(s).

Availability of documents at the registered office.

23.3.

At the latest fifteen (15) days prior to the annual General Meeting, the annual accounts, the report(s) of the Board (if any) and the report(s) of the statutory auditor(s) or the independent auditor(s), as the case may be, and such other documents as may be required by law shall be deposited at the registered office of the Company, where they will be available for inspection by the Shareholders during regular business hours.

Article 24.    Allocation of profits.

Legal Reserve.

24.1.

From the annual net profits of the Company (if any), five per cent (5%) shall be allocated to the reserve required by law. This allocation shall cease to be required as soon as such legal reserve amounts to ten per cent (10%) of the issued share capital of the Company, but shall again be compulsory if the legal reserve falls below ten per cent (10%) of the issued share capital of the Company.

Allocation of results by the annual General Meeting.

24.2.	The annual General Meeting shall decide on the allocation of the annual results and the declaration and payments of dividends, as the case may be.

Interim dividends.

24.3.	The Board, may decide to declare and pay interim dividends out of the profits and reserves available for distribution, including Share Premium and capital surplus, under the conditions and within the limits laid down in the Law.

Payment of dividends.

24.4.

Subject to article 10.18 of these Articles, dividends may be declared or paid in cash in euro or any other currency chosen by the Board as well as in kind including by way of issuance of Shares and may be paid at such places and times as may be determined by the Board within the limits of any decision made by the General Meeting (if any).

Record date

24.5.

In the event that the General Meeting, or if applicable the Board, decides to make a distribution, including a dividend distribution (and in respect of the Board an interim dividend distribution), or to issue or otherwise issue or allot shares or other securities, the General Meeting or the Board, as the case may be, may fix any date, to the maximum extent permitted by Luxembourg law, as the record date for determining the Shareholders entitled to receive any such distribution, including dividend distribution, allotment or issue.

Distribution entitlement.

24.6.	Distributions shall be made to the Shareholders in proportion to the number of Shares they hold in the Company in accordance with the terms of the Shareholders’ Agreement.

24.7.	All arrears and accruals of declared but unpaid dividends in respect of the Preferred Shares shall be paid in accordance with the Shareholders’ Agreement.

Article 25.    Dissolution and liquidation.

Principles regarding the dissolution and the liquidation.

25.1.

Subject to article 10.18 of the Articles, the Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for amendment of these Articles. In the event of the dissolution of the Company, the liquidation shall be carried out by one or more liquidators (who may be physical persons or legal entities) appointed by the General Meeting deciding such liquidation. Such General Meeting shall also determine the powers and the remuneration of the liquidator(s). The provisions of article 19 apply to the liquidator(s).

Distribution of liquidation surplus.

25.2.

Under the liquidation of the Company, the surplus assets of the Company available for distribution among Shareholders shall be distributed to the Shareholders, by way of advance payments or after payment (or provisions, as the case may be) of the Company’s liabilities, subject to the provisions of the Shareholders’ Agreement.

25.3.

On a return of assets on liquidation, capital reduction or otherwise (other than a conversion of Shares as part of a SPAC Combination), the assets of the Company remaining after the payment of its liabilities shall be applied (to the extent that the Company is lawfully able to do so) in the following order of priority:

(a)	first, in paying to the holders of the Preferred Shares in respect of each Preferred Share held the Issue Price of that Preferred Share, together with a sum equal to any arrears and accruals of the declared but unpaid dividends in respect of that Preferred Share calculated down to (and including) the date of the return of assets and, if there is a shortfall of assets remaining to satisfy such payments in full, the proceeds shall be distributed to the holders of the Preferred Shares pro rata to the aggregate amounts due pursuant to this article 25.3(a) to each such Preferred Share held; and

(b)	thereafter, in distributing the balance among the holders of the Ordinary Shares pro rata to the number of Shares held.

Article 26.    Applicable law.

All matters not expressly governed by these Articles shall be determined in accordance with Luxembourg law.

SUIT LA TRADUCTION FRANÇAISE DU TEXTE QUI PRECEDE

STATUTS

Article 1.    Définitions

Pour ce qui concerne l’interprétation des présents statuts, sauf indication contraire du contexte, les termes suivants auront la signification suivante : Affilié signifie :

(a)	en ce qui concerne un Actionnaire qui est une personne physique, toute personne qui est de temps à autre, directement ou indirectement, Contrôlée par cette personne physique ;

(b)

dans le cas d’un Actionnaire qui est une société, toute personne qui, de temps à autre, directement ou indirectement, Contrôle, est Contrôlée par, ou est placée sous Contrôle commun avec cette société ; et

(c)

dans le cas d’un actionnaire qui est un fonds, une société en commandite (partnership), une société, un syndicat ou une autre entité dont l’activité est gérée par un Gestionnaire de Fonds (un Fonds d’Investissement) ou un mandataire de cette personne,

i.	tout autre Fonds d’Investissement géré par ce Gestionnaire de Fonds ;

ii.	le Gestionnaire de Fonds de ce Fonds d’Investissement ; et

iii.	toute personne qui, de temps à autre, directement ou indirectement, Contrôle, est Contrôlée par, ou est placée sous Contrôle commun avec ce Gestionnaire de Fonds.

Statuts désigne les statuts de la Société tels qu’ils peuvent être modifiés de temps à autre.

Bénéfices Disponibles signifie les bénéfices disponibles pour la distribution au sens de la loi luxembourgeoise applicable.

Conseil désigne le conseil d’administration de la Société tel qu’il est composé de temps à autre.

Président du Conseil a la signification attribuée à ce terme à l’article 13.1.

Jour Ouvrable signifie un jour où les banques sont habituellement ouvertes pour la réalisation d’opérations bancaires normales au sein de la Fédération de Russie, à Chypre et au Luxembourg (autre qu’un samedi ou un dimanche).

Option d’Achat a la signification donnée à l’article 7.55.

Avis d’Exercice d’Option d’Achat a la signification donnée à l’article 7.57.

Apports en Capitaux a la signification donnée à ce terme à l’article 6.13.

Changement de Contrôle,

(a)

utilisé à l’égard d’un Actionnaire qui n’est pas une personne physique, signifie qu’il passe sous le Contrôle d’une personne autre que, ou cesse d’être Contrôlé par, la personne exerçant le Contrôle ultime sur cet Actionnaire à la date de la conclusion de Convention d’Actionnaires (tel que communiqué par écrit aux autres parties à une telle date ou auparavant) ;

(b)	utilisé à l’égard d’un Actionnaire qui est un Fonds d’Investissement, signifie que :

(i)

le Gestionnaire de Fonds de ce Fonds d’Investissement passe sous le Contrôle d’une personne autre que, ou cesse d’être Contrôlé par la personne exerçant le Contrôle ultime sur ce Gestionnaire du Fonds à la date de la conclusion de Convention d’Actionnaires (tel que communiquée par écrit aux autres parties à une telle date ou auparavant) ; ou

(ii)

tout changement de Gestionnaire de Fonds de ce Fonds d’Investissement, à condition que le nouveau Gestionnaire de Fonds soit Contrôlé par une personne autre que la personne exerçant le Contrôle ultime sur le premier Gestionnaire de Fonds à la date de la conclusion de Convention d’Actionnaires (tel que communiquée par écrit aux autres parties à une telle date ou auparavant).

Société désigne Delimobil Holding S.A.

Secrétaire Général a la signification attribuée à ce terme à l’article 17.

Concurrent désigne toute personne exerçant ou étant concernée, engagée ou intéressée directement ou indirectement (à quelque titre que ce soit), pour une part importante de ses activités, dans un commerce ou une activité concurrente du commerce ou de l’activité du Groupe tel qu’il est exercé à un tel moment, c’est-à-dire à la date de la Convention d’Actionnaires relative à l’Autopartage (autre que toute personne détenant, à des fins d’investissement uniquement, un maximum de 5 % de toute catégorie d’actions ou de titres d’une société pratiquant l’Autopartage).

Réalisation a la signification donnée dans l’Accord de Souscription.

Conflit d’Intérêt a la signification attribuée à ce terme à l’article 19.1.

Option de Vente CoC désigne l’option accordée en faveur de l’Investisseur par l’article 7.46.

Contrepartie désigne le prix d’achat des Actions de l’Option payable par l’Acquéreur de l’Option à la Réalisation de l’Option, tel que prévu à l’article 7.51.

Contrôle signifie, à l’égard de toute personne, la possession par une autre personne (ou par des personnes agissant de concert), directement ou indirectement, de la faculté de conduire ou d’orienter la conduite de la gestion et les politiques de cette personne via :

(i)	la propriété de plus de 50 % des titres de capital, des droits participatifs ou d’autres participations dans cette personne ;

(ii)

la capacité, qu’elle soit exercée ou détenue directement ou indirectement, d’exercer plus de 50 % des votes lors de toute assemblée générale des actionnaires (ou de l’organe de gouvernance équivalent le plus proche) de cette personne ; ou

(iii)	la capacité de nommer ou de révoquer, directement ou indirectement, des administrateurs ou des membres de tout organe de direction de la personne concernée détenant une majorité des droits de vote aux réunions du conseil d’administration ou de l’organe de direction concerné sur toutes, ou la quasi-totalité des sujets, ou la capacité de nommer ou de révoquer, directement ou indirectement, le seul dirigeant de la personne concernée, et les termes « Contrôlé par » et « sous Contrôle commun avec » doivent être interprétés de la même manière.

Fondateurs Contrôlants désigne (i) MK IMPACT FINANCE un fonds de titrisation non régulé et sans personnalité juridique établi au Grand-Duché de Luxembourg pour une durée indéterminée et constituant un patrimoine fiduciaire au sens de la loi luxembourgeoise du 27 juillet 2003 relative au trust et aux contrats fiduciaires, agissant par l’intermédiaire de son gérant et son représentant à savoir Mikro Kapital Management S.A.,(ii) MIKRO FUND, un fonds de titrisation non régulé et sans personnalité juridique établi au Grand-Duché de Luxembourg pour une durée indéterminée et constituant un patrimoine fiduciaire au sens de la loi luxembourgeoise du 27 juillet 2003 relative au trust et aux contrats fiduciaires, agissant par l’intermédiaire de son gérant et son représentant à savoir Mikro Kapital Management S.A. et (iii) D-Mobility Worldwide a.s., une société organisée et régie par le droit de la République tchèque, ayant son siège social à Krocínova 333/3, Prague 1, Staré Město, 110 00, République tchèque.

Administrateurs désigne les administrateurs de la Société, de temps à autre.

Charge désigne toute hypothèque, charge, sûreté, privilège, gage, cession à titre de garantie, réclamation en equity, droit de préemption, option, engagement, restriction, réserve de propriété, bail, fiducie, ordonnance, décision, jugement, défaut de titre (y compris une réclamation de réserve de propriété), une réclamation de propriété contradictoire ou tout autre charge de quelle que nature que ce soit (qu’il soit rendu opposable ou non) autre que les privilèges découlant par effet de la loi.

Titres de Capitaux Propres désigne toutes les actions (qu’elles soient ordinaires ou privilégiées), les intérêts, les droits, les participations ou autres équivalents ou des droits (quelle que soit leur désignation) dans les actions du capital social d’une personne, ou les titres représentant tout ce qui précède, y compris les American depositary receipts ([ADR]), les American depositary shares ([ADS]) et/ou autres titres, dans chaque cas, qui confèrent le droit de recevoir une part des bénéfices et des pertes, ou des distributions, de cette personne, mais n’inclut pas les titres de créance convertibles en ou échangeables contre des titres constituant autrement des Titres de Capitaux Propres conformément à cette définition, que ces titres de créance incluent ou non un droit de participation avec des Titres de Capitaux Propres.

Cas de Défaillance a la signification attribuée à ce terme à l’article 7.56.

Juste Valeur a la signification attribuée à ce terme dans la Convention d’Actionnaires.

Exercice Financier désigne une période débutant le 1er janvier et se terminant le 31 décembre de la même année civile, et Trimestre Financier désigne tout trimestre civil d’un Exercice Financier.

Gestionnaire de Fonds désigne une personne dont l’activité principale consiste à faire, gérer ou conseiller des investissements en valeurs mobilières (pour éviter toute ambiguïté, le Gestionnaire de Fonds de MK IMPACT FINANCE et MIKRO FUND à la date de la Convention d’Actionnaires est Mikro Kapital Management S.A.).

Assemblée Générale désigne l’assemblée générale des Actionnaires.

Groupe désigne la Société et les Filiales à un tel moment.

Société du Groupe désigne une société du Groupe.

Cas d’Insolvabilité, en ce qui concerne l’Investisseur, tout Fondateur Contrôlant ou le Gestionnaire de Fonds de tout Fondateur Contrôlant, signifie l’un des cas suivants :

(a)

toute procédure engagée en vue de la liquidation ou de la réorganisation de l’une quelconque des personnes susmentionnées ou de la personne concernée qui la Contrôle (autrement que pour les besoins d’une fusion ou d’une restructuration avec retour à la solvabilité), qui n’est pas terminée ou levée dans les trente (30) Jours Ouvrables ;

(b)

toute procédure engagée en vue de la nomination d’un administrateur, d’un séquestre, d’un administrateur judiciaire, d’un syndic de faillite ou d’un liquidateur concernant l’une quelconque des personnes susmentionnées ou la personne concernée qui la Contrôle ou la totalité ou la quasi-totalité de ses actifs qui, (à moins qu’elle ne soit engagée par l’une quelconque des personnes susmentionnées ou la personne concernée qui la Contrôle, selon le cas) n’est pas terminée ou levée dans les trente (30) Jours Ouvrables ;

(c)

le détenteur d’une sûreté sur la totalité ou la quasi-totalité des actifs de l’une quelconque des personnes susmentionnées ou de la personne concernée qui la Contrôle prend des mesures pour réaliser cette sûreté et cette réalisation n’est pas interrompue dans les trente (30) Jours Ouvrables ;

(d)

l’une quelconque des personnes susmentionnées ou la personne concernée qui la Contrôle conclut un concordat ou un arrangement avec ses créanciers ou toute catégorie de ceux-ci, ou une assemblée des actionnaires est convoquée pour examiner une résolution visant à la liquider ; ou

(e)

l’une quelconque des personnes susmentionnées ou la personne concernée qui la Contrôle cesse ou menace de cesser totalement ou substantiellement d’exercer ses activités, autrement qu’aux fins d’une fusion ou d’une restructuration avec retour à la solvabilité.

Investisseur désigne Nevsky Property Finance Limited, une société régie par le droit de la République de Chypre, dont le siège social est situé à 30 Ekaterinis Kornarou street, 3rd floor, Stovolos 2024, Nicosie, Chypre et dont le numéro d’immatriculation est le HE193313.

Consentement de l’Investisseur signifie le consentement préalable par écrit de l’Investisseur. Administrateur de l’Investisseur signifie un administrateur nommé par l’Investisseur conformément aux stipulations des présents Statuts et de la Convention d’Actionnaires.

Consentement de l’Administrateur de l’Investisseur signifie le consentement préalable écrit de l’Administrateur de l’Investisseur.

IPO signifie l’offre publique initiale et l’admission de tout ou partie des Titres de Capitaux Propres de la Société à la liste principale de négociation sur une Bourse Reconnue.

Prix d’Emission signifie, pour toute Action, le prix de souscription payé pour cette Action, y compris toute prime d’émission.

Loi signifie la loi luxembourgeoise du 10 août 1915 sur les sociétés commerciales, telle que modifiée de temps à autre.

Personne Morale a la signification attribuée à ce terme à l’article 12.2.

Cas de Liquidité signifie :

(a)	une Vente d’Actions ;

(b)	une IPO Qualifiante ; ou

(c)	un Regroupement avec une SPAC

Option de Vente liée à un Cas de Liquidité signifie l’option accordée en faveur de l’Investisseur par l’article 7.45.

Période de Blocage signifie 12 mois à compter de la date de Réalisation.

Mikro Kapital Management S.A., désigne une personne morale constituée sous et régie par le droit luxembourgeois et immatriculée au Registre de Commerce et des Sociétés, Luxembourg, sous le numéro B227640, et dont le siège social se situe au 10, rue C.M. Spoo, L-2546 Luxembourg, Grand-Duché de Luxembourg.

Actionnaire d’Origine a la signification attribuée à ce terme donnée à l’article 7.12.

Réalisation de l’Option signifie la réalisation de l’exercice de l’Option de Vente telle que décrite à l’article 7.52.

Période d’Option signifie une période commençant le 1er juillet 2023 et se terminant le 31 décembre 2023 (les deux dates étant incluses).

Actions de l’Option signifie toutes les Actions dont l’Investisseur est le propriétaire et le bénéficiaire effectif à un moment donné et toutes les autres actions, parts ou titres mentionnés à l’article 7.53.

Actions Ordinaires signifie les actions ordinaires de 0,01 euro chacune du capital social nominal de la Société, qui sont assorties des droits énoncés dans les Statuts.

Cession Autorisée signifie une Cession d’Actions réalisée conformément aux articles 7.11. à 7.15.

Cessionnaire Autorisé désigne, par rapport à un Actionnaire, tout Affilié de cet Actionnaire qui n’est pas une Personne Exclue.

Actions Privilégiées signifie les actions privilégiées convertibles de 0,01 euro (un centime d’euro) chacune dans le capital social de la Société, qui sont assorties des droits énoncés dans les Statuts.

Option de Vente signifie l’Option de Vente liée à un Cas de Liquidité ou l’Option de Vente CoC.

Avis d’Exercice de l’Option de Vente signifie l’avis écrit donné par l’Investisseur conformément à l’article 7.50 (c).

IPO Qualifiante désigne une IPO entièrement souscrite qui satisfait à tous les critères suivants :

(a)	elle est réalisée par réservation par prix par des souscripteurs indépendants, reconnus et réputés au niveau international et d’une cotation simultanée sur une Bourse Reconnue.

(b)	elle est réalisée auprès d’au moins 10 investisseurs différents qui ne sont pas des Affiliés de l’un des Actionnaires ; et

(c)	le produit brut résultant de la vente initiale de Titres de Capitaux Propres de la Société aux investisseurs visés au paragraphe (b) de la présente définition, à l’exclusion du produit brut résultant de l’Allocation de l’Investisseur dans le cadre de l’IPO, n’est pas inférieur à 200.000.000,- USD (deux cent millions de dollars américains).

Bourse Reconnue désigne le London Stock Exchange plc, le Nasdaq National Stock Market du Nasdaq Stock Market Inc, le New York Stock Exchange Inc, Euronext, Deutsche Börse, la Bourse de Hong Kong ou toute autre bourse reconnue et réputée au niveau international.

Titres Pertinents signifie toutes les Actions ou autres titres convertibles en, ou assortis du droit de souscrire à des Actions, émis par la Société après la date de conclusion de la Convention d’Actionnaires, autres que toutes les Actions ou autres titres émis par la Société afin que la Société se conforme à ses obligations en vertu des stipulations de la Convention d’Actionnaires.

Réorganisation signifie, en ce qui concerne la Société :

(a)	une subdivision, une fusion ou une reclassification des Actions ;

(b)

une réduction du capital (de quelle que nature que ce soit, mais à l’exclusion d’une annulation du capital qui est liée à une perte ou non représenté par des actifs disponibles), ou toute autre réduction du nombre d’Actions en circulation, de temps à autre ;

(c)	une émission d’Actions par voie de dividende ou de distribution ;

(d)	une émission d’Actions par capitalisation de bénéfices ou de réserves (y compris le compte de primes d’émission et toute réserve de rachat de capital) ; ou

(e)

une consolidation, un regroupement ou une fusion de la Société avec ou dans une autre entité (autre qu’une consolidation, un regroupement ou une fusion à la suite de laquelle la Société devient l’entité survivante et qui n’entraîne pas de reclassement ou de modification des Actions), ou toute division, scission ou autre réorganisation de la Société, dans chaque cas, à l’exclusion de toute action ou de tout évènement susmentionné dans le cadre d’un Regroupement avec une SPAC.

Domaines Réservés a le sens qui lui est attribué à l’article 10.18 et suivants.

Personne Exclue désigne toute personne qui :

(a)	est une Personne Sanctionnée ;

(b)	est en faillite ;

(c)	est en liquidation ;

(d)	est un mineur ;

(e)	est atteinte d’aliénation mentale ;

(f)	est un Concurrent ; ou

(g)

est une personne à laquelle une cession ou une émission d’Actions restreindrait de quelle que manière que ce soit la participation continue de la Société ou de tout Actionnaire à la propriété, au financement et/ou à la gestion de toute Société du Groupe.

Personne Sanctionnée désigne toute personne qui est :

(a)

inscrite sur une liste de Sanctions, désignée par une telle liste ou autrement soumise à des Sanctions ; ou détenue ou Contrôlée à 50 % ou plus, individuellement ou collectivement, ou agissant pour le compte d’une ou de plusieurs personnes inscrites sur une Liste de Sanctions ; ou

(b)	une personne qui est soumise à des Sanctions de la même manière que si elle relevait du point

(a)	ci-dessus,

à condition, dans chaque cas, que la détention d’Actions par cette personne, la cession ou l’émission

d’Actions à cette Personne ou toute autre transaction avec cette Personne :

(i)	entraînerait une violation des Sanctions par une Société du Groupe ou un Actionnaire ; ou ;

(ii)

entraînerait l’implication d’une Société du Groupe ou d’un Actionnaire dans une activité dont une personne raisonnable connaissant le régime de Sanctions concerné conclurait qu’elle est spécifiquement identifiée dans les Sanctions comme constituant une justification pour infliger des Sanctions à une personne engagée dans cette activité.

Sanctions signifie toute loi ou réglementation relative aux sanctions économiques ou financières, aux embargos commerciaux, aux contrôles du commerce extérieur, à la non-prolifération, à la lutte contre le terrorisme ou à des mesures restrictives similaires ou connexes promulguée, imposée, administrée ou appliquée de temps à autre par une Autorité Chargée des Sanctions.

Autorités Chargées des Sanctions signifie les autorités gouvernementales du Conseil de sécurité des Nations Unies, de l’Union européenne, du Royaume Uni (y compris par l’intermédiaire du Trésor de Sa Majesté (HMT)), de la Suisse, des États-Unis (y compris par l’intermédiaire de l’Office of Foreign Assets Control du Département du Trésor des États-Unis (OFAC)) ou de la Fédération de Russie ou toute autre juridiction chargée d’imposer, d’administrer ou d’appliquer des Sanctions ayant compétence sur toute partie ou la Société.

Liste de Sanctions signifie la Liste des Nationaux Spécialement Désignés et des Personnes Bloquées tenue par l’OFAC, la Liste des Personnes Refusées tenue par le Département du Commerce des États-Unis, la Liste Consolidée des Personnes, Groupes et Entités soumis aux Sanctions Financières de l’UE tenue par le Service Européen d’Action Extérieure de l’Union Européenne, ou toute autre liste émise ou tenue par toute Autorité Chargée des Sanctions de personnes soumises à des Sanctions (y compris les restrictions d’investissement ou connexes et toute Sanction Sectorielle), chacune telle que modifiée, complétée ou substituée de temps à autre.

Actions en Vente a la signification donnée à l’article 7.21.

Actionnaire désigne un détenteur d’actions de la Société qui est partie à la Convention d’Actionnaires ou qui devient partie à la Convention d’Actionnaires en signant un Acte d’Adhésion (tel que défini dans la Convention d’Actionnaires).

Convention d’Actionnaires signifie toute convention d’actionnaires conclue par et entre les actionnaires, y compris l’Investisseur, et la Société.

Prime d’Emission a la signification donnée à ce terme à l’article 6.12.

Vente d’Actions signifie la vente (ou l’octroi d’un droit d’acquisition ou d’aliénation) de toute Action (en une seule transaction ou en une série de transactions) qui aboutira à l’acquisition du Contrôle de la Société par l’acheteur de ces Actions (ou le bénéficiaire de ce droit) et toute personne agissant de concert avec celui-ci, à l’exception des cessions réalisées par les Actionnaires à leurs Cessionnaires Autorisés.

Actions signifie les Actions Ordinaires, les Actions Privilégiées et toute autre action du capital social nominal de la Société.

SEC désigne la Commission américaine des opérations de bourse (US Securities and Exchange Commission).

Sanctions Sectorielles signifie toute Sanction imposée par une Autorités Chargées des Sanctions qui ne gèlent pas les actifs et/ou les ressources économiques d’une personne désignée ou qui ne gèlent pas de manière globale la mise à disposition de fonds ou de ressources économiques à cette personne désignée, mais qui restreignent simplement la capacité de certaines personnes physiques ou entités à accéder à des financements ou à exporter ou importer des équipements, des biens, des technologies ou des services.

SPAC désigne une société d’acquisition à but spécifique qui, immédiatement avant un Regroupement avec une SPAC :

(a)

ne dispose pas d’actifs importants (autres que le produit de son offre publique initiale, le placement privé de titres dans le cadre de celle-ci et les prêts de fonds de roulement consentis par le promoteur de cette société, l’équipe de direction ou leurs Affiliés respectifs) ;

(b)

ne détient pas de passifs ou d’obligations significatifs (autres que les montants dus aux vendeurs, aux professionnels, aux consultants et autres conseillers, les frais de souscription différés encourus dans le cadre de son offre publique initiale ou d’autres passifs ou obligations découlant des droits des actionnaires de la société de racheter leurs actions et de recevoir des distributions de liquidation dans des circonstances spécifiques, y compris les droits accordés dans le cadre d’un investissement privé dans des capitaux propres publiques pour financer le Regroupement avec une SPAC) ; et

(c)	dont les actifs ne sont grevés d’aucune Charge importante.

Regroupement avec une SPAC signifie l’acquisition, la fusion ou tout autre regroupement d’activité impliquant la Société et une SPAC qui satisfait à chacun des critères (a) - (c) ci-après :

(a)	à la suite de laquelle acquisition, fusion ou autre regroupement d’activité, la Société :

(i)	fusionne avec et au sein de la SPAC (ou un véhicule au sein duquel la SPAC fusionne) ; ou

(ii)	devient une filiale entièrement détenue par la SPAC (ou par un véhicule au sein duquel la SPAC fusionne) ;

(b)	les Titres de la SPAC sont cotés sur une Bourse Reconnue ;

(c)

immédiatement après cette acquisition, cette fusion ou cet autre regroupement d’entreprises, les titres de la SPAC sont détenus par au moins 10 investisseurs différents qui ne sont pas Affiliés à l’un quelconque des Actionnaires ; et

(d)

le montant total de la trésorerie et des équivalents de trésorerie de la SPAC immédiatement avant cette acquisition, cette fusion ou cet autre regroupement d’activités (y compris (a) le produit brut résultant de l’offre publique initiale des Titres de la SPAC et (b) tout investissement privé en actions publiques (PIPE) reçu par la

SPAC, mais à l’exclusion (x) de tout rachat par les actionnaires, (y) de la participation, des bons de souscription, des options et de l’investissement du ou des sponsors) et (z) tout produit résultant de l’Allocation de l’Investisseur dans la SPAC) n’est pas inférieur à 200.000.000 USD (deux cent millions de dollars américains).

Titres de la SPAC désigne les Titres de Capitaux Propres de la SPAC ou, le cas échéant, les Titres de Capitaux Propres de la société anonyme résultant du Regroupement avec une SPAC.

Accord de Souscription signifie l’accord de souscription relatif à la Société conclu entre l’Investisseur et la Société à la date de la conclusion de la Convention d’Actionnaires.

Filiales a le sens qui lui est donné dans la Convention d’Actionnaires. Avis de Cession a la signification attribuée à l’article 7.21.

Prix de Cession a le sens qui lui est donné à l’article 7.21 (c).

Article 2.    Dénomination et forme sociales.

2.1.	La dénomination de la Société est « Delimobil Holding S.A. ».

2.2.	La Société est une société anonyme régie par les présents Statuts, la Loi et la législation applicable.

Article 3.    Objet social.

3.1.

L’objet de la Société est l’acquisition, la détention, la gestion et la disposition de participations et d’intérêts, tant au Luxembourg qu’à l’étranger, dans toutes sociétés et/ou entreprises, sous quelque forme que ce soit. La Société peut notamment acquérir par souscription, achat et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, toutes valeurs et instruments financiers émis par toute entité publique ou privée. Elle peut participer à la création, au développement, à la gestion et au contrôle de toute société et/ou entreprise. Elle peut en outre investir dans l’acquisition et la gestion d’un portefeuille de brevets ou d’autres droits de propriété intellectuelle de quelque nature ou origine que ce soit.

3.2.

La Société peut emprunter sous quelle que forme que ce soit. Elle peut émettre des obligations, des titres obligataires et tout type de titres de créance ou de participation. La Société peut prêter des fonds comprenant, sans limitation, ceux résultant de ses emprunts et/ou des émissions de titres participatifs ou de titres de créance de toute sorte, à ses Filiales, à des sociétés affiliées et/ou à toutes autres sociétés ou entités qu’elle juge appropriées.

3.3.

La Société peut également garantir, accorder des garanties en faveur de ou assister autrement des sociétés dans lesquelles elle détient une participation directe ou indirecte ou des sociétés qui font partie du même groupe de sociétés que la Société. La Société peut en outre consentir des garanties, nantir, céder ou grever de charge ou créer, de toute autre manière, des sûretés portant sur tout ou partie de ses avoirs pour garantir ses propres obligations et celles de toute autre société, et généralement pour son propre bénéfice et celui de toute autre société ou personne. Pour éviter toute ambiguïté, la Société ne peut pas exercer d’activités réglementées du secteur financier sans avoir obtenu l’autorisation requise.

3.4.	La Société peut employer toutes techniques et instruments nécessaires à une gestion efficace de ses investissements, et pour la protéger contre les risques liés aux crédits, aux fluctuations monétaires, aux fluctuations de taux d’intérêt et autres risques.

3.5.

La Société peut, pour son propre compte ainsi que pour le compte de tiers, accomplir toute opération commerciale, financière ou industrielle (comprenant, sans limitation, des transactions mobilières ou immobilières) utile ou nécessaire à l’accomplissement de son objet social ou se rapportant directement ou indirectement à celui-ci.

Article 4.    Durée.

4.1.	La Société est formée pour une période indéterminée.

4.2.

Conformément aux dispositions de l’article 10.18 des Statuts, elle peut être dissoute, à tout moment, par une résolution de l’Assemblée Générale statuant de la manière requise en cas de modification des Statuts. La Société n’est pas dissoute du fait de la mort, de la suspension des droits civils, de l’incapacité, de la faillite, de l’insolvabilité ou de tout autre évènement similaire affectant un (1) ou plusieurs Actionnaires.

Article 5.    Siège social.

Lieu et transfert du siège social

5.1.

Le siège social de la Société est établi à Luxembourg, Grand-Duché de Luxembourg. Il peut être transféré dans la même commune par simple décision du Conseil. Il peut être transféré dans toute autre commune du Grand-Duché de Luxembourg par une décision du Conseil (dans un tel cas, le Conseil aura le pouvoir de modifier les Statuts en conséquence) ou par une décision prise par l’Assemblée Générale statuant de la manière requise en cas de modification des Statuts.

5.2.

Lorsque le Conseil estime que des évènements extraordinaires d’ordre politique ou militaire de nature à compromettre l’activité normale de la Société au siège social, ou la communication aisée entre le siège social de la Société et l’étranger se sont produits ou sont imminents, le siège social de la Société pourra être temporairement transféré à l’étranger jusqu’à la cessation complète de ces circonstances extraordinaires. Ces mesures temporaires n’auront toutefois aucun effet sur la nationalité de la Société laquelle, en dépit du transfert temporaire de son siège social, restera une société luxembourgeoise.

Succursales, Filiales ou autres bureaux

5.3.	Le Conseil a par ailleurs le droit de créer des succursales, des Filiales ou d’autres bureaux en tous lieux qu’il jugera appropriés, tant au Grand-Duché de Luxembourg qu’à l’étranger.

Article 6.    Capital social.

Capital social émis

6.1.	Le capital social émis de la Société est fixé à un million cent vingt mille Euros (EUR 1.120.000,-) représenté par :

(a)	Douze millions (12.000.000) d’Actions Privilégiées d’une valeur nominale d’un centime d’Euro (EUR 0,01) chacune ; et

(b)	Cent millions (100.000.000) d’Actions Ordinaires d’une valeur nominale d’un centime d’Euro (EUR 0,01) chacune.

Actions Privilégiées

6.2.	Les Actions Privilégiées sont assorties des mêmes droits que les Actions Ordinaires, sauf stipulation contraire des présents Statuts ou de la Convention d’Actionnaires.

6.3.

Tout détenteur d’Actions Privilégiées peut à tout moment, par notification par avis écrit à la Société, demander la conversion de la totalité (mais pas d’une partie seulement) des Actions Privilégiées qu’il détient à tout moment en Actions Ordinaires.

6.4.	En sus de et indépendamment de l’article 6.3, toutes les Actions Privilégiées sont réputées être converties en Actions Ordinaires :

(a)	si la Société décide de procéder à une IPO Qualifiante, à l’annonce du prix de l’IPO Qualifiante ; ou

(b)

si la Société décide de procéder à un Regroupement avec une SPAC, à la date à laquelle le dépôt est effectué auprès de l’autorité compétente afin d’enregistrer ou de divulguer des documents relatifs au Regroupement avec un SPAC proposé.

6.5.	Au moment de la conversion en application des articles 6.3 et 6.4 :

(a)

Les Actions Privilégiées concernées seront (sans autre autorisation que celle contenue dans les Statuts) converties en Actions Ordinaires à raison d’une Action Ordinaire pour chaque Action Privilégiée détenue (sous réserve d’un ajustement pour tenir compte de toute subdivision, consolidation ou reclassification des Actions Privilégiées ou des Actions Ordinaires à tout moment avant une conversion en application des articles 6.3 et 6.4) et les Actions Ordinaires résultant de la conversion seront de même rang (pari passu) à tous les égards que les Actions Ordinaires émises existantes ; et

(b)

La Société, si elle dispose de Bénéfices Disponibles suffisants, versera au(x) détenteur(s) des Actions Privilégiées converties un dividende égal à tous les arriérés et à toutes les régularisations des dividendes déclarés, mais non encore versés en ce qui concerne ces Actions Privilégiées.

6.6.

Si un détenteur d’Actions Privilégiées obtient le droit à des fractions d’une Action Ordinaire à la suite de la conversion, le nombre d’Actions Ordinaires émises à ce détenteur d’Actions Privilégiées sera arrondi au nombre entier d’Actions Ordinaires le plus proche.

6.7.

Toutes les Actions converties conformément à cet article portant sur les Actions Privilégiées seront converties à la date à laquelle l’assemblée générale des actionnaires approuvera la conversion de ces Actions, y compris l’apport des modifications nécessaires aux Statuts, devant un notaire luxembourgeois.

6.8.	Dans le cas où les Actions Privilégiées ont été converties en Actions Ordinaires conformément à l’article 6.4 et :

(a)	L’IPO Qualifiante n’a pas été réalisée dans les cinq (5) Jours Ouvrables suivant l’annonce du prix de l’IPO Qualifiante ; ou

(b)

le Regroupement avec une SPAC n’a pas été réalisé à la date ou dans le délai spécifié dans l’accord de fusion, l’accord de regroupement d’entreprises ou tout autre accord pertinent définissant les conditions du Regroupement avec une SPAC, les Actions Ordinaires en lesquelles les Actions Privilégiées ont été converties conformément à l’article 6.4 (les Actions Privilégiées d’Origine) seront converties en un nombre d’actions privilégiées égal au nombre d’Actions Privilégiées d’Origine et seront assorties des mêmes droits et privilèges que ceux attachés aux Actions Privilégiées d’Origine immédiatement avant la conversion des Actions Privilégiées d’Origine conformément à l’article 6.4.

6.9.	Lorsqu’une conversion d’Actions doit être réalisée en vertu de cet article portant sur les Actions Privilégiées:

(a)

les Actionnaires doivent veiller à ce qu’une Assemblée Générale soit convoquée avec l’ordre du jour comprenant tous les points requis conformément au droit applicable et aux Statuts pour donner effet à cette conversion (y compris la modification des Statuts), à condition que cette Assemblée Générale se tienne (selon le cas) :

i.	dans les cinq (5) Jours Ouvrables suivant la réception par la Société d’une notification écrite de l’Investisseur demandant la conversion conformément à l’article 6.3 (si l’article 6.3 s’applique) ;

ii.	à la date de l’annonce du prix de l’IPO Qualifiante (si l’article 6.4 (a) s’applique) ;

iii.	à la date mentionnée à l’article 6.4(b) (si l’article 6.4(b) s’applique) ; et

iv.	endéans les dix (10) Jours Ouvrables suivant la fin de la période visée à l’article 6.8(a) et 6.8(b) (selon le cas) ;

(b)	l’Actionnaire assiste à l’Assemblée Générale visée à l’article 6.9(a) et vote pour l’approbation de toutes les résolut

(c)	ions requises conformément à la loi applicable et aux Statuts pour donner effet à la conversion concernée ; et

(d)	les Actionnaires veilleront à ce que les Administrateurs qu’ils ont désignés votent en conséquence lors de la réunion du Conseil (y compris, si nécessaire, sur les Domaines Réservés).

6.10.	Aux fins de toute Assemblée Générale visée à l’article 6.9(a) :

(a)

chaque Actionnaire (autre que MK IMPACT FINANCE) émettra une procuration irrévocable autorisant MK IMPACT FINANCE (ou une ou plusieurs autres personnes qu’il spécifiera) à voter pour la conversion visée à l’article 6.4, sous la forme convenue entre l’Actionnaire concerné et MK IMPACT FINANCE ; et

(b)

chaque Actionnaire (autre que l’Investisseur) émettra une procuration irrévocable autorisant l’Investisseur (ou une ou plusieurs autres personnes qu’il spécifiera) à voter pour la conversion visée à l’article 6.8, sous la forme convenue entre l’Actionnaire concerné et l’Investisseur, dans chaque cas, rapidement après l’entrée en vigueur de la Convention d’Actionnaires.

6.11.	Immédiatement après toute conversion en vertu de cet article portant sur les Actions

Privilégiées (et après l’Assemblée Générale tenue devant un notaire luxembourgeois constatant formellement cette conversion), la Société inscrit le(s) détenteur (s) :

(a)

des Actions Privilégiées converties dans le registre des Actions nominatives de la Société en tant que détenteur(s) du nombre approprié d’Actions Ordinaires (si les articles 6.3 et 6.4 s’appliquent) ; et

(b)	des Actions Ordinaires converties dans le registre des Actions nominatives de la Société en tant que détenteur(s) du nombre approprié d’actions privilégiées (si l’article 6.8 s’applique).

Prime d’émission et Apports en Capitaux

6.12.

En sus du capital social émis, il peut être créé un compte de prime d’émission sur lequel sera transférée toute prime d’émission (la Prime d’Emission) payée au titre de toute Action (en plus de sa valeur nominale). Les décisions relatives à l’utilisation du compte Prime d’Emission sont prises par l’Assemblée Générale et/ou le Conseil sous réserve des dispositions de la Loi et des présents Statuts.

6.13.

Un compte de réserve spéciale (tel que reflété dans le plan comptable luxembourgeois normalisé sous la sous-section 115 – apport en capitaux propres non rémunéré par des titres) lié aux Actions, sur lequel tous les apports en capitaux non rémunérés par des titres (les Apports en Capitaux) seront versés, peut être créé. Les décisions relatives à l’utilisation du compte Apports en Capitaux sont prises par l’Assemblée Générale et/ou le Conseil sous réserve des dispositions de la Loi et des présents Statuts.

Augmentation du capital social et réduction du capital social

6.14.

Conformément aux dispositions de l’article 10.18 des présents Statuts, le capital social émis de la Société peut être augmenté ou réduit par une résolution prise par l’Assemblée Générale statuant de la manière requise en cas de modification des Statuts.

6.15.	La Société peut racheter ses propres actions, dans les limites prévues par la Loi.

Droits préférentiels de souscription

6.16.

Sous réserve des articles 7.16 à 7.19 ainsi que des dispositions de la Loi, chaque Actionnaire bénéficiera d’un droit de souscription préférentiel en cas d’émission de nouvelles Actions en contrepartie d’apports en numéraire. Ce droit préférentiel de souscription sera proportionnel à la part du capital social émis que représentent les Actions détenues par cet Actionnaire.

Actions détenues par la Société elle-même

6.17.

Les droits de vote de toutes Actions détenues par la société elle-même sont suspendus et ne sont pas pris en compte dans le calcul de quorum et de majorité pour les Assemblées Générales. Le Conseil est autorisé à suspendre les droits aux dividendes attachés aux Actions détenues par la Société elle-même. Dans un tel cas, le Conseil peut librement décider des bénéfices distribuables conformément à l’article 430-18 de la Loi.

Article 7.    Actions – Registre d’Actionnaires – Cession d’Actions.

Forme des actions

7.1.	Chaque Action a la même valeur nominale. Toutes les Actions sont nominatives et ne pourront pas être converties en actions au porteur ou en actions dématérialisées.

Registre d’Actions

7.2.

Un registre des Actions est tenu au siège social de la Société, où il peut être consulté par tout Actionnaire sur simple demande. Ce registre indiquera le nom de chaque Actionnaire, sa résidence ou son domicile élu, le nombre d’Actions qu’il détient, les montants versés au titre de chacune de ces Actions et les cessions d’Actions et les dates de ces cessions. La propriété des Actions sera établie par une inscription dans le registre des Actions nominatives de la Société.

Propriété et copropriété d’Actions

7.3.

Envers la Société, les Actions sont indivisibles et la Société ne reconnaît qu’un (1) seul propriétaire par Action. Dans le cas où une Action viendrait à appartenir à plusieurs personnes, la Société aura le droit de suspendre l’exercice de tous droits attachés à cette Action, à l’exception des droits d’information appropriés, jusqu’au moment où une (1) personne aura été désignée comme propriétaire unique vis-à-vis de la Société.

Cessions d’Actions

7.4.

Les Actions sont librement cessibles conformément à la Loi, aux Statuts et sous réserve du respect de la législation applicable, des stipulations ci-après et des stipulations de la Convention d’Actionnaires.

7.5.

Dans les présents Statuts, la référence à la cession d’une Action inclut la cession ou le transfert d’un intérêt bénéficiaire ou autre dans cette Action ou la création d’une fiducie ou d’une Charge sur cette Action et la référence à une Action inclut un intérêt bénéficiaire ou autre dans une Action.

7.6.	Aucune Action ne peut être cédée :

(a)	sous réserve de l’article 7.8 des présents Statuts, par l’Investisseur pendant la Période de Blocage ;

(b)	à moins que la cession soit réalisée conformément aux Statuts et aux conditions de la Convention d’Actionnaires ; et

(c)	nonobstant toute autre stipulation des présents Statuts ou de la Convention d’Actionnaires, à ou en faveur de toute Personne Exclue ;

7.7.	Une cession d’Actions ne sera pas enregistrée si cette cession avait pour effet de conduire à une violation des stipulations des présents Statuts ou de la Convention d’Actionnaires.

7.8.	Pendant la Période de Blocage, l’Investisseur peut céder la totalité (mais pas une partie seulement) des Actions qu’il détient à :

(a)	tout Cessionnaire Autorisé de l’Investisseur ; ou

(b)	toute autre personne (qui n’est pas une Personne Exclue) uniquement avec le consentement préalable des Fondateurs Contrôlants.

7.9.

Chacun des Actionnaires s’engage envers les autres Actionnaires à ne pas céder, et à ne pas accepter de céder des Actions à toute personne, sauf conformément aux stipulations de la Convention d’Actionnaires et des Statuts.

7.10.

Chacun des Actionnaires s’engage envers la Société à ne pas céder, et à ne pas accepter de céder des Actions à toute personne si cela devait entraîner une violation des restrictions applicables en vertu de la législation américaine sur les valeurs mobilières, conformément à l’avis fourni par un conseiller juridique américain reconnu.

7.11.

Conformément aux stipulations de la Convention d’Actionnaire, les Actionnaires existants peuvent céder leurs Actions Ordinaires à l’Investisseur conformément à et aux conditions définies dans tout contrat d’achat d’actions sans aucune restriction quant au prix ou autre.

Cessions d’Actions autorisées

7.12.	Un Actionnaire (l’Actionnaire d’Origine) peut céder la totalité (mais pas une partie seulement) des Actions qu’il détient à un Cessionnaire Autorisé sans restriction de prix ou autre.

7.13.

Les Actions précédemment cédées conformément à l’article 7.12 peuvent être cédées par le cessionnaire à tout autre Cessionnaire Autorisé de l’Actionnaire d’Origine ou à l’Actionnaire d’Origine sans restriction de prix ou autre.

7.14.

Lorsque, en vertu du testament d’un Actionnaire décédé ou des lois applicables en matière de succession, les personnes ayant légalement ou effectivement droit à des Actions, que ce soit de manière immédiate ou conditionnelle, sont des Cessionnaires Autorisés de l’Actionnaire décédé, ces Actions peuvent être cédées à ces Cessionnaires Autorisés sans restriction de prix ou autre.

7.15.

Si une Cession Autorisée a été réalisée, le Cessionnaire Autorisé doit, dans les trois (3) Jours Ouvrables suivant la date à laquelle il a cessé d’être un Affilié de l’Actionnaire d’Origine, céder les Actions qu’il détient à :

(a)	l’Actionnaire d’Origine ; ou

(b)	un Cessionnaire Autorisé de l’Actionnaire d’Origine,

sans restriction concernant le prix ou autre.

Droits de préemption sur l’attribution de Titres Pertinents

7.16.

Lorsque la Société propose d’attribuer des Titres Pertinents, ces Titres Pertinents ne seront attribués à aucune personne à moins que la Société n’ait d’abord offert une partie de ces Titres Pertinents à l’Investisseur égale à la proportion que le nombre d’Actions détenues par l’Investisseur représente par rapport au nombre total d’Actions alors en circulation (dans la mesure du possible sans impliquer de fractions) et dans des conditions qui ne sont pas moins favorables, y compris le prix, que celles auxquelles les Titres Pertinents sont, ou doivent être, offerts à toute autre personne.

7.17.	Une offre faite en vertu de l’article 7.16 doit :

(a)	être faite par écrit et détailler le nombre, la catégorie et le prix de souscription (y compris toute prime d’émission) des Titres Pertinents offerts ; et

(b)	rester ouverte pendant une période de quinze (15) Jours Ouvrables à compter de la date de signification de l’offre (la Période de Souscription).

7.18.	Si, à la fin de la Période de Souscription, l’Investisseur a accepté l’offre faite en vertu de

l’article 7.16 (en tout ou en partie), les Administrateurs attribueront le nombre concerné de Titres Pertinents à l’Investisseur conformément à sa demande.

7.19.

Sous réserve des stipulations de la Convention d’Actionnaires, les stipulations des articles 7.16 à 7.18 (inclus) ne s’appliquent pas à l’attribution de Titres Pertinents dans le cadre d’une IPO Qualifiante ou d’un Regroupement avec une SPAC.

Droits de préemption

7.20.

À moins que dispositions des articles 7.11 – 7.15 relatifs à la Sortie Forcée, à la Sortis Conjointe, aux Options de Vente de l’Investisseur ou aux Options d’Achat des Fondateurs Contrôlants de ces Statuts s’appliquent, toute cession d’Actions par un Actionnaire est soumise aux droits de préemption prévus par les articles 7.20 à 7.24.

7.21.

Un Actionnaire qui souhaite céder des Actions (un Vendeur) doit, avant de céder ou d’accepter de céder des Actions, en informer par écrit (un Avis de Cession) tous les autres Actionnaires (les Actionnaires Restants), en précisant :

(a)	le nombre d’Actions qu’il souhaite céder (les Actions en Vente) ;

(b)	le nom du cessionnaire proposé ;

(c)	le prix par Action en Vente (en espèces) offert par le cessionnaire proposé (le Prix de Cession) ; et

(d)	si l’Avis de Cession est conditionné par la vente de la totalité ou d’un nombre spécifique d’Actions en Vente (une Condition de Cession Minimale).

7.22.	Aucun Avis de Cession ne peut être retiré une fois donné, à moins que tous les Actionnaires en conviennent autrement.

7.23. Cession : Offre

(a)

Un Avis de Cession constitue une offre du Vendeur aux Actionnaires Restants les invitant à demander par écrit, dans les quinze (15) Jours Ouvrables suivant la signification de l’Avis de Cession au dernier Actionnaire Restant (inclus) (la Période d’Offre), le nombre maximum d’Actions en Vente qu’ils souhaitent acheter.

(b)

Si les d’Actions en Vente sont soumises à une Condition de Cession Minimale, alors toute attribution effectuée en vertu du présent article 7.23 sera conditionnée à la réalisation de la Condition de Cession Minimale.

(c)

Si, à la fin de la Période d’Offre, le nombre d’Actions en Vente faisant l’objet d’une demande est égal ou supérieur au nombre d’Actions en Vente, les d’Actions en Vente seront attribuées à chaque Actionnaire Restant ayant demandé des Actions en Vente dans la proportion (les droits fractionnés étant arrondis au nombre entier le plus proche) que sa participation existante d’Actions représente par rapport au nombre total d’Actions détenues par les Actionnaires Restants ayant demandé des Actions en Vente, y compris lui-même. Cette procédure sera répétée jusqu’à ce que toutes les Actions en Vente aient été attribuées, mais il ne sera pas attribué à un Actionnaire plus que le nombre maximum d’Actions en Vente qu’il a déclaré vouloir acheter.

(d)

Si, à la fin de la Période d’Offre, le nombre d’Actions en Vente demandées est inférieur au nombre d’Actions en Vente, les Actions en Vente seront attribuées aux Actionnaires Restants conformément à leurs demandes et le solde sera traité conformément à l’article 7.24(d).

7.24.	Réalisation de la cession des Actions en Vente

(a)

Si l’Avis de Cession comprend une Condition de Cession Minimale et que le nombre total d’Actions faisant l’objet d’une demande ne remplit pas la Condition de Cession Minimale, le Vendeur notifiera aux Actionnaires Restants auxquels des Actions en Vente ont été attribuées sous conditions en vertu de l’article 7.23, que la condition n’a pas été remplie et que Avis de Cession correspondant est caduc avec effet immédiat.

(b)	Si :

i.	l’Avis de Cession ne comporte pas de Condition de Cession Minimale ; ou

ii.	l’Avis de Cession ne comporte pas de Condition de Cession Minimale et les Actionnaires Restants ont fait des demandes concernant la totalité ou le nombre minimum requis des Actions en Vente,

le Vendeur doit, lorsqu’aucune autre offre n’est requise en vertu de l’article 7.23, notifier par écrit un avis d’attribution (un Avis d’Attribution) à chaque Actionnaire Restant auquel des Actions en Vente ont été attribuées (un Demandeur), spécifiant le nombre d’Actions en Vente attribuées à chaque Demandeur et le lieu et la date (ne devant pas intervenir moins de dix (10) Jours Ouvrables ni plus de vingt (20) Jours Ouvrables après la date de l’Avis d’attribution) de réalisation de la cession des Actions en Vente.

(c)	Dès la signification d’un Avis d’Attribution, le Vendeur doit, contre paiement du Prix de Cession, céder les Actions en Vente conformément aux exigences spécifiées dans cet Avis.

(d)

Lorsqu’un Avis de Cession devient caduc conformément à l’article 7.24(a) ou qu’un Avis d’Attribution ne concerne pas toutes les Actions en Vente, le Vendeur peut, à tout moment au cours des trois (3) mois suivant la date d’expiration de l’Avis de Cession, ou la date de signification de l’Avis d’Attribution selon le cas, céder les Actions en Vente (dans le cas d’une offre caduque) ou les Actions en Vente non attribuées (selon le cas) au cessionnaire proposé désigné dans l’Avis de Cession à un prix par Action en Vente au moins égal au Prix de de Cession. La vente des Actions en Vente (suite à l’expiration d’un Avis de de Cession) conformément à cet article 7.24(d) continuera à être soumise à toute Condition de Cession Minimale.

Sortie Forcée

7.25.

Si un Fondateur Contrôlant (ou des Fondateurs Contrôlants) souhaite céder au total plus de cinquante pour cent (50%) des Actions en circulation à un certain moment (respectivement le(s) Fondateur(s) Contrôlant(s) Vendeur(s) et les Actions des Vendeurs) à un acquéreur de bonne foi dans des conditions de pleine concurrence (le Candidat Acquéreur), le(s) Fondateur(s) Contrôlant(s) Vendeur(s) aura(ont) la possibilité (l’Option de Sortie Forcée) d’exiger de l’Investisseur qu’il vende et transfère tous ses droits dans les Actions au Candidat Acquéreur (ou selon les instructions du Candidat Acquéreur) conformément aux stipulations du présent article portant sur la Sortie Forcée.

7.26.

Les Fondateur(s) Contrôlant(s) Vendeur(s) peut(vent) exercer l’Option de Sortie Forcée en adressant un avis écrit à cet effet (un Avis de Sortie Forcée) à l’Investisseur, à tout moment avant la réalisation de la cession des Actions des Vendeurs au Candidat Acquéreur. Un Avis de Sortie Forcée doit préciser :

(a)	que l’Investisseur est tenu de céder toutes ses Actions (les Actions Appelées) conformément au présent article portant sur la Sortie Forcée ;

(b)	l’identité du Candidat Acquéreur ;

(c)

la contrepartie par Action Appelée (en espèce) pour laquelle l’Investisseur sera obligé de vendre chacune des Actions Appelées qui sera égale à la contrepartie moyenne par Action du Vendeur (calculée en divisant la contrepartie totale offerte par le Candidat Acquéreur pour toutes les Actions du Vendeur par le nombre d’Actions du Vendeur à céder au Candidat Acquéreur) (la Contrepartie de Sortie Forcée) ;

(d)

le montant dû par la Société à l’Investisseur conformément à la Clause 25.2(a) de la Convention d’Actionnaires ou le montant dû par l’Investisseur à la Société conformément à la Clause 25.4(a) de la Convention d’Actionnaires, selon le cas ;

(e)

une date, qui n’est pas inférieure à quinze (15) Jours Ouvrables après la date de signification de l’Avis de Sortie Forcée, à laquelle la réalisation de la vente et de l’achat des Actions Appelées doit avoir lieu (la Date de Réalisation de Sortie Forcée) ; et

(f)	la forme du contrat de vente ou de tout autre document de nature similaire que l’Investisseur doit signer dans le cadre de cette vente (le Contrat de Vente).

7.27.

Une fois donné, un Avis de Sortie Forcée ne peut être révoqué sans le consentement de l’Investisseur. Toutefois, un Avis de Sortie Forcée devient caduc si, pour quelle que raison que ce soit, le(s) Fondateur(s) Contrôlant(s) Vendeur(s) n’a (ont) pas réalisée la cession de toutes les Actions des Vendeurs au Candidat Acquéreur endéans les trois (3) mois suivant la date de signification de l’Avis de Sortie Forcée, sauf si le retard est dû aux actions ou à l’omission de l’Investisseur. Le(s) Fondateur(s) Contrôlant(s) Vendeur(s) peut(vent) signifier d’autres Avis de Sortie Forcée après l’expiration de tout Avis de Sortie Forcée particulier.

7.28.	Dans le cadre d’une opération faisant l’objet d’un Avis de Sortie Forcée et dans le cadre d’un Contrat de Vente, l’Investisseur n’est tenu de céder ses Actions que sous réserve de la

réception de la Contrepartie de Sortie Forcée pour toutes les Actions à céder ainsi que le montant dû à l’Investisseur en application de la Convention d’Actionnaires, il n’est pas tenu de formuler des déclarations, des garanties, des indemnités ou fournir des assurances similaires, à l’exception des déclarations, garanties, indemnités ou assurances similaires habituelles concernant la capacité de conclure et d’exécuter le Contrat de Vente et le titre de propriété des Actions Appelées.

7.29.

La responsabilité du ou des Fondateur(s) Contrôlant(s) Vendeur(s) et de l’Investisseur à l’égard du Candidat Acquéreur dans le cadre de la vente d’Actions conformément au présent article portant sur la Sortie Forcée sera solidaire.

7.30.	Les Actions Appelées seront cédées au Candidat Acquéreur, libres de toute Charge et avec tous les droits qui leur sont attachés à la date de réalisation de la vente et de l’achat des Actions Appelées.

7.31.

Aucun Avis de Sortie Forcée ou Contrat de Vente ne peut exiger de l’Investisseur qu’il accepte des conditions autres que celles spécifiquement prévues dans le présent article portant sur la Sortie Forcée.

7.32.

La réalisation de la vente et de l’achat des Actions Appelées aura lieu à la même date que la réalisation de la vente et de l’achat des Actions des Vendeurs, et sous réserve de cette réalisation, sauf si :

(a)	l’Investisseur et les Fondateur(s) Contrôlant(s) Vendeur(s) en conviennent autrement ; ou

(b)

cette date est inférieure à quinze (15) Jours Ouvrables après la date de signification de l’Avis de Sortie Forcée, auquel cas la réalisation de la vente et de l’achat des Actions Appelées aura lieu quinze (15) Jours Ouvrables après la date de signification de l’Avis de Sortie Forcée,

à condition qu’aucune vente et aucun achat des Actions n’aient lieu en vertu du présent article portant sur la Sortie Forcée, à moins que la réalisation de la vente et de l’achat de toutes les Actions Appelées et de toutes les Actions du Vendeur n’ait lieu à la même date.

7.33.	À la Date de Réalisation de Sortie Forcée et sous réserve que :

(a)	le Candidat Acquéreur paie à l’Investisseur la Contrepartie de Sortie Forcée relative à toutes les Actions Appelées ; et

(b)	la Société paie à l’Investisseur le montant qui est dû conformément à la Clause 25.2(a) de la Convention d’Actionnaires, le cas échéant,

l’Investisseur prendra toutes les mesures nécessaires pour donner effet à la cession des Actions Appelées au Candidat Acquéreur, y compris la remise de tous les documents que, conformément aux lois luxembourgeoises applicables, l’Investisseur devrait remettre au Candidat Acquéreur dans le cadre de la vente et de l’achat des Actions Appelées (les Documents de Sortie Forcée).

7.34. Dans la mesure où à la Date de Réalisation de Sortie Forcée :

(a)	Le Candidat Acquéreur n’a pas payé à l’Investisseur la Contrepartie de Sortie

Forcée relative à toutes les Actions Appelées ; ou

(b)	la Société n’a pas payé le montant qui est dû à l’Investisseur conformément à la Clause 25.2(a) de la Convention d’Actionnaires, le cas échéant,

l’Investisseur aura droit au retour immédiat des Documents de Sortie Forcée pour les Actions Appelées et conservera les Documents de Sortie Forcée, et l’Investisseur ne sera pas obligé de céder les Actions Appelées au Candidat Acquéreur, jusqu’à ce que l’Investisseur ait reçu les montants susmentionnés.

7.35.

Une cession d’Actions Appelées à un Candidat Acquéreur dans le cadre d’une vente pour laquelle un Avis de Sortie Forcée a été dûment signifié ne sera pas soumise aux stipulations relatives à la préemption de l’article sur les droits de Préemption des présents Statuts.

Sortie Conjointe

7.36.

Aucune cession (autre qu’une Cession Autorisée) de toute Action ne peut être réalisée par un Fondateur Contrôlant, si une telle cession entraînait la cession par le ou les Fondateurs Contrôlant d’Actions englobant 20 % ou plus du nombre total d’Actions détenues par tous les Fondateurs Contrôlant immédiatement après la Réalisation (tel que définie dans l’Accord de Souscription) (le Seuil de Sortie Conjointe) à moins que le Fondateur Contrôlant ou son Cessionnaire Autorisé (dans cet article portant sur la Sortie Conjointe, un Actionnaire Vendeur) ait observé les procédures suivantes de cet article relatif à la Sortie Conjointe.

7.37.

Après avoir suivi le processus de préemption défini dans l’article relatif aux droits de Préemption des présents Statuts, l’Actionnaire Vendeur donnera à l’Investisseur, à condition que ce dernier n’ait pas exercé ses droits de préemption en vertu de l’article relatif aux droits de Préemption des présents Statuts, un avis préalable d’au moins quinze (15) Jours Ouvrables avant la vente proposée (un Avis de Sortie Conjointe). L’Avis de Sortie Conjointe précisera :

(a)	l’identité du candidat acquéreur (l’Acquéreur) ;

(b)	le prix par Action (en espèces) que l’Acquéreur propose de payer (le Prix de Sortie Conjointe) ;

(c)

le montant dû par la Société à l’Investisseur selon les termes de la Clause 25.2(a) de la Convention d’Actionnaires ou le montant dû par l’Investisseur à la Société selon les termes de la Clause 25.4(a) de la Convention d’Actionnaires, selon le cas ;

(d)	la méthode de paiement de la contrepartie ;

(e)	le nombre d’Actions que l’Actionnaire Vendeur propose de vendre ; et

(f)	l’adresse à laquelle l’avis de retour doit être envoyé.

7.38.

L’Investisseur a le droit, dans les dix (10) Jours Ouvrables suivant la réception de l’Avis de Sortie Conjointe, de notifier à l’Actionnaire Vendeur qu’il souhaite vendre un certain nombre d’Actions qu’il détient (les Actions de Sortie Conjointe) au Prix de Sortie Conjointe, en envoyant un avis de retour qui précise le nombre d’Actions de Sortie Conjointe. Le nombre maximum d’Actions de Sortie Conjointe que l’investisseur peut vendre dans le cadre de cette procédure est le suivant :

(X/Y)*Z

où :

X = le nombre d’Actions que l’Actionnaire Vendeur propose de vendre ;

Y = le nombre total d’Actions détenues par l’Actionnaire Vendeur ; et

Z = le nombre d’actions détenues par l’Investisseur,

à condition que si X = 50 pour cent ou plus des Actions émises, alors l’Investisseur puisse vendre toutes les Actions qu’il détient (la Sortie Conjointe Totale).

Si l’Investisseur n’a pas envoyé d’avis de retour dans le délai de dix (10) Jours Ouvrables susmentionné, il sera réputé avoir spécifié qu’il ne souhaite vendre aucune Action.

7.39.

Après l’expiration d’un délai de dix (10) Jours Ouvrables à compter de la date de réception par l’Investisseur de l’Avis de Sortie Conjointe, l’Actionnaire Vendeur sera en droit de vendre à l’Acquéreur, aux conditions notifiées à l’Investisseur, un nombre d’Actions n’excédant pas le nombre spécifié dans l’Avis de Sortie Conjointe, à condition qu’au même moment l’Acquéreur achète à l’Investisseur le nombre d’Actions de Sortie Conjointe qu’il a respectivement indiqué vouloir vendre au Prix de Sortie Conjointe par Action et à d’autres conditions non moins favorables que celles obtenues par l’Actionnaire Vendeur auprès de l’Acquéreur et à condition que :

(a)	les Actions soient vendues par l’Investisseur libres de toute Charge et avec tous les droits qui leur sont attachés à la date de réalisation de la vente et de l’achat ;

(b)

l’Investisseur ne soit pas tenu de formuler des déclarations, des garanties, des indemnités ou fournir des assurances similaires, à l’exception des déclarations, garanties, indemnités ou assurances similaires habituelles concernant la capacité de conclure et de signer les documents de transaction pertinents et le titre de propriété des Actions de Sortie Conjointe vendues par l’Investisseur ; et

(c)	la responsabilité de l’Actionnaire Vendeur et de l’Investisseur soit solidaire.

7.40.	Aucune vente par l’Actionnaire Vendeur ne sera réalisée en vertu d’un quelconque Avis de Sortie Conjointe plus de trois (3) mois après la signification de cet Avis de Sortie Conjointe.

7.41.	Les ventes réalisées conformément au présent article portant sur la Sortie Conjointe ne sont pas soumises l’article relatif aux droits de Préemption des présents Statuts.

7.42.	Nonobstant toute autre stipulation contraire de la Convention d’Actionnaires, si :

(a)

le nombre d’Actions qu’un Actionnaire Vendeur se propose de céder à l’Acquéreur, s’il est cumulé avec les Actions qu’il a cédées ou qu’un ou plusieurs autres Fondateurs Contrôlant(s) (ou anciens Fondateurs Contrôlant) ont cédées à une ou plusieurs personnes à tout moment après la date de la Convention d’Actionnaires, est égal ou supérieur au Seuil de Sortie Conjointe, cet Actionnaire Vendeur devra signifier un Avis de Sortie Conjointe à l’Investisseur (même si le nombre d’Actions que cet Actionnaire Vendeur se propose de céder est inférieur au Seuil de Sortie Conjointe), et les stipulations des articles 7.36 à 7.41 s’appliquent à cette vente d’Actions par l’Actionnaire Vendeur ;

(b)

le nombre d’Actions qu’un Actionnaire Vendeur se propose de céder à l’Acquéreur, si englobé avec les Actions cédées par lui-même ou tout autre Fondateur Contrôlant (ou anciens Fondateurs Contrôlant) à tout moment après la date de la Convention d’Actionnaires à une ou plusieurs personnes, est égal ou supérieur à cinquante pour cent (50%) ou plus des Actions en circulation, cet Actionnaire Vendeur signifiera un Avis de Sortie Conjointe à l’Investisseur, et les stipulations des articles 7.36 à 7.41 s’appliquent à cette vente d’Actions par l’Actionnaire Vendeur, étant entendu que l’Investisseur est en droit d’exercer une Sortie Conjointe Totale en ce qui concerne Avis de Sortie Conjointe ainsi signifié.

7.43.

Une fois que le nombre d’Actions cédées par un Fondateur Contrôlant (ou des Fondateurs Contrôlants) atteint le Seuil de Sortie Conjointe, tout autre cession d’Actions par un Fondateur Contrôlant ou son Cessionnaire Autorisé est soumise au respect par le Fondateur Contrôlant ou son Cessionnaire Autorisé des stipulations des articles 7.36 à 7.41.

7.44.

Si avant une proposition de cession d’Actions par un Actionnaire Vendeur, pour laquelle l’Actionnaire Vendeur est tenu de signifier un Avis de Sortie Conjointe, il a cédé (ou convenu de céder) des Actions à un prix par Action différent de celui de la proposition de cession, le Prix de Sortie Conjointe dans la cession proposée est calculé en divisant (i) la contrepartie totale offerte ou payée par les Acquéreurs aux Fondateurs Contrôlants dans toutes les cessions précédentes d’actions (y compris la cession proposée) par (ii) le nombre total d’Actions cédées ou proposées à la cession par les Fondateurs Contrôlants dans les cessions mentionnés au point (i) ci-dessus.

Les Options de Vente de l’Investisseur

7.45.	Octroi de l’Option de Vente liée à un Cas de Liquidité

(a)

Sous réserve de la condition énoncée à l’article 7.48, la Société et les Fondateurs Contrôlants accordent à l’Investisseur une option lui permettant d’exiger de la Société et, dans le cas de l’article 7.45(c), des Fondateurs Contrôlants qu’ils achètent toutes les Actions de l’Option selon les modalités énoncées dans le présent article portant sur les Options de Vente de l’Investisseur (dans la mesure où elles s’appliquent à l’Option de Vente liée à un Cas de Liquidité).

(b)	Les Actions de l’Option seront vendues libres de toute Charge et avec tous les droits qui leur sont attachés à la date de la Réalisation de l’Option.

(c)

L’Investisseur peut exiger que les Fondateurs Contrôlants achètent ou fassent en sorte que les Actions de l’Option soient achetées (et les Fondateurs Contrôlants achèteront les Actions de l’Option) seulement si :

i.

La Société ne peut pas finaliser l’achat des Actions de l’Option, selon le cas, et payer la Contrepartie selon les modalités du présent article portant sur les Options de Vente de l’Investisseur en raison de restrictions énoncées dans la loi luxembourgeoise applicable ou dans les Statuts (le Manquement de la Société) ; ou

ii.

au plus tard dix (10) Jours Ouvrables après la date de signification de l’Avis d’Exercice de l’Option de Vente, les Fondateurs Contrôlants ont notifié à l’Investisseur que les Actions de l’Option seront achetées par les Fondateurs Contrôlants (un tel avis constituant, l’Avis de Substitution),

(d)

Si le Manquement de la Société se produit ou si les Fondateurs Contrôlants signifient l’Avis de Substitution à l’Investisseur, après la date de signification de l’Avis d’Exercice de l’Option de Vente (si l’article 7.45(c)(i) s’applique) ou la réception de l’Avis de Substitution par l’Investisseur (si l’article 7.45(c)(ii) s’applique) :

i.	l’obligation de la Société d’acheter les Actions de l’Option en vertu du présent article portant sur les Options de Vente de l’Investisseur prend fin ; et

ii.

les Fondateurs Contrôlants achèteront ou feront en sorte que Actions de l’Option soient achetées (et paieront ou feront en sorte que la Contrepartie soit payée), selon les termes du présent article portant sur les Options de Vente de l’Investisseur, dans les proportions convenues par les Fondateurs Contrôlants (dont ils informeront l’Investisseur au plus tard cinq (5) Jours Ouvrables avant la date de Réalisation de l’Option), et à défaut d’accord ou de notification, dans des proportions égales.

7.46.	Octroi de l’Option de Vente CoC

(a)

Sous réserve de la condition énoncée à l’article 7.49, les Fondateurs Contrôlants accordent à l’Investisseur une option lui permettant d’exiger des Fondateurs Contrôlants qu’ils achètent, ou fassent acheter, toutes les Actions de l’Option aux conditions énoncées dans le présent article portant sur les Options de Vente de l’Investisseur (dans la mesure elles s’appliquent à l’Option de Vente CoC).

(e)	Les Actions de l’Option seront vendues libres de toute Charge et avec tous les droits qui leur sont attachés à la date de la Réalisation de l’Option.

7.47.	Dans le présent article portant sur les Options de Vente de l’Investisseur :

(a)	dans la mesure où cela s’applique à l’Option de Vente liée à un Cas de Liquidité :

i.	les Fondateurs Contrôlants (si un Manquement de la Société s’est produit ou si l’Avis de Substitution a été signifié à l’Investisseur conformément à l’article 7.45(c)(ii)) ; ou

ii.	la Société (s’il n’y a pas eu de Manquement de la Société ou si aucun Avis de Substitution n’a été signifié à l’Investisseur conformément à l’article 7.45(c)(ii)) ; et

(b)	dans la mesure où cela s’applique à l’Option de Vente CoC, les Fondateurs Contrôlants (collectivement), seront désignés comme l’Acquéreur de l’Option.

7.48.	Condition relative à l’Option de Vente liée à un Cas de Liquidité

(a)	l’Option de Vente liée à un Cas de Liquidité ne peut être exercée que si Cas de Liquidité n’a pas été réalisé au plus tard le 30 juin 2023.

(b)

Si le Cas de Liquidité est réalisé avant 23h59 le 30 juin 2023, l’Option de Vente liée à un Cas de Liquidité devient caduque et ni la Société, ni les Fondateurs Contrôlants, ni l’Investisseur ne peuvent faire valoir une quelconque réclamation les uns envers les autres en vertu du présent article portant sur les Options de Vente de l’Investisseur en ce qui concerne l’Option de Vente liée à un Cas de Liquidité, sauf en cas de manquement survenu avant cette date.

7.49.	Condition relative à l’Option de Vente CoC

L’Option de Vente CoC ne peut être exercée que si l’une des situations suivantes se produit :

(a)	un Changement de Contrôle d’un Fondateur Contrôlant ou d’un Gestionnaire de Fonds d’un Fondateur Contrôlant (selon le cas), dans chaque cas, qui n’a pas été approuvé par l’Investisseur ; ou

(b)	un Cas d’Insolvabilité de tout Fondateur Contrôlant ou de tout Gestionnaire de Fonds de tout Fondateur Contrôlant (selon le cas).

7.50.	Exercice de l’Option de Vente

(a)	L’Option de Vente liée à un Cas de Liquidité ne peut être exercée que pendant la Période d’Option.

(b)

L’Option de Vente CoC ne peut être exercée que dans les soixante (60) Jours Ouvrables suivant la date à laquelle l’Investisseur a effectivement connaissance de la survenance de l’un des évènements visés à l’article 7.49.

(c)

L’Option de Vente ne peut être exercée que si l’Investisseur remet à l’Acquéreur de l’Option un Avis d’Exercice de l’Option de Vente, conformément aux dispositions de la Convention d’Actionnaires qui comprend les éléments suivants :

i.	la date à laquelle l’Avis d’Exercice de l’Option de Vente est donné ;

ii.	une déclaration indiquant que l’Investisseur exerce l’Option de Vente ;

iii.

une date, qui n’est pas inférieure à dix (10) et n’est pas supérieure à quinze (15) Jours Ouvrables après la date de l’Avis d’Exercice de l’Option de Vente, à laquelle la Réalisation de l’Option doit avoir lieu ; et

iv.	une signature par ou pour le compte de l’Investisseur.

(d)	L’Option de Vente ne peut être exercée que pour la totalité des Actions de l’Option.

(e)	Une fois donné, l’Avis d’Exercice de l’Option de Vente ne peut être révoqué sans le consentement écrit de l’Acquéreur de l’Option.

(f)

Nonobstant l’exercice de l’Option de Vente, tous les dividendes et autres distributions décidés ou déclarés comme devant être payés ou effectués par la Société à l’égard des Actions de l’Option en fonction d’une date d’enregistrement qui intervient au plus tard à la date de Réalisation de l’Option, reviennent à

l’investisseur et lui sont dus.

7.51.	Contrepartie

(a)	La Contrepartie due à l’exercice de l’Option de Vente sera réglée en espèces à la Réalisation de l’Option et sera calculée conformément à l’article 7.51(b).

(b)	La Contrepartie sera la plus élevée des deux valeurs suivantes :

i.	la Juste Valeur des Actions de l’Option devant être vendues conformément au présent article relatif aux Options de Vente de l’Investisseur ; ou

ii.

le montant égal au Rendement Minimum de l’Investisseur (tel que calculé conformément à la Convention d’Actionnaires et tel que défini dans la Convention d’Actionnaires) multiplié par le nombre d’Actions de l’Option devant être vendues conformément au présent article sur les Options de Vente de l’Investisseur.

(c)

Les parties s’efforceront, dans la mesure du raisonnable, de faire en sorte que la Contrepartie soit définitivement convenue entre les Fondateurs Contrôlants et l’Investisseur le plus rapidement possible et, en tout état de cause, au plus tard à la date de Réalisation de l’Option spécifiée par l’investisseur dans l’Avis d’Exercice de l’Option de Vente, faute de quoi la question sera tranchée conformément aux stipulations de la Convention d’Actionnaires.

7.52.	Réalisation de l’option

(a)

La Réalisation de l’Option a lieu dans les bureaux de la Société à la date indiquée dans l’Avis d’Exercice de l’Option de Vente ou, si à cette date ou auparavant, la Juste Valeur n’a pas été convenue entre les Fondateurs Contrôlants et l’Investisseur ou déterminée conformément aux conditions de la Convention d’Actionnaires, le cinquième Jour Ouvrable suivant la date de cet accord ou détermination ; ou à une date ultérieure convenue entre l’Acquéreur de l’Option et l’Investisseur.

(b)	À la Réalisation de l’Option, l’Acquéreur de l’Option verse la Contrepartie à l’Investisseur.

(c)	L’Investisseur remettra à l’Acquéreur de l’Option, à la Réalisation de l’Option, un formulaire de cession d’Actions pour les Actions de l’Option, dûment rempli en faveur de l’Acquéreur de l’Option.

(d)

Après la Réalisation de l’Option, chacune des parties fera tout son possible pour assurer l’inscription de l’Acquéreur de l’Option en tant que détenteur des Actions de l’Option dans le registre des Actions nominatives de la Société.

7.53.	Réorganisation

(a)

Si une Réorganisation a lieu après la date de conclusion de la Convention d’Actionnaires, mais avant la Réalisation de l’Option, toutes les actions, tous les titres et toutes les autres valeurs (le cas échéant) dont l’Investisseur (ou ses représentants) acquièrent le titre juridique ou bénéficiaire à la suite de chacune de ces Réorganisations, et qui découlent (directement ou indirectement) des Actions de l’Option, sont réputés faire l’objet de l’Option de Vente et sont cédés à l’Acquéreur de l’Option conformément à l’article 7.52(c), à condition que :

i.

aucune stipulation du présent article sur les Options de Vente de l’Investisseur ne soit interprétée comme imposant à l’Investisseur l’obligation d’exercer ou de s’abstenir d’exercer les droits ou les pouvoirs qui lui sont conférés par les Actions de l’Option ou qui en découlent ; et

ii.

la Contrepartie soit ajustée de manière appropriée pour tenir compte de toute augmentation ou diminution du nombre d’Actions de l’Option à la suite d’une Réorganisation et de toute somme payée ou reçue par l’Investisseur à la suite d’une Réorganisation ou de l’exercice ou du non-exercice d’un droit ou d’un pouvoir en vertu de celle-ci.

(b)

Dans le présent article portant sur les Options de Vente de l’Investisseur, les références aux Actions de l’Option et à la Contrepartie doivent être interprétées de manière à donner plein effet à l’article 7.53(a).

7.54.	Les ventes réalisées conformément au présent article portant sur les Options de Vente de l’Investisseur ne sont pas soumises à l’article portant sur les droits de Préemption des présents Statuts.

Options d’Achat des Fondateurs Contrôlants

7.55.

Sous réserve des conditions énoncées à l’article 7.57, l’Investisseur accorde aux Fondateurs Contrôlants une option d’achat de toutes les Actions de l’Option aux conditions énoncées dans le présent article sur les Options d’Achat des Fondateurs Contrôlants (l’Option d’Achat).

7.56.	Chacun des événements suivants constitue un Cas de Défaillance de l’Investisseur :

(a)	un Changement de Contrôle de l’Investisseur se produit ;

(b)	un Cas d’Insolvabilité se produit à l’égard de l’Investisseur ; ou

(c)

l’Investisseur ou la personne qui le Contrôle devient une Personne Sanctionnée, à moins que dans les trois (3) mois après que l’Investisseur ou la personne qui le Contrôle soit devenue une Personne Sanctionnée, l’Investisseur ait cédé toutes ses Actions à un Cessionnaire Autorisé.

7.57.

Si l’Investisseur commet ou subit un Cas de Défaillance, les Fondateurs Contrôlants auront la possibilité de signifier un avis (un Avis d’Exercice d’Option d’Achat) par écrit à l’Investisseur conformément aux stipulations de la Convention d’Actionnaires, dans les 30 Jours Ouvrables à compter de la date à laquelle il a connaissance de la survenance d’un Cas de Défaillance, exigeant qu’il vende toutes les Actions de l’Option au Fondateur Contrôlant, qui inclura :

(a)	la date à laquelle l’Avis d’Exercice d’Option d’Achat est donné ;

(b)	une déclaration selon laquelle les Fondateurs Contrôlants exercent l’Option d’Achat ;

(c)

une date, qui n’est pas inférieure à dix (10) Jours Ouvrables et pas supérieure à quinze (15) Jours Ouvrables après la date de Avis d’Exercice d’Option d’Achat, à laquelle la réalisation de l’Option d’Achat doit avoir lieu ; et

(d)	Les signatures par ou pour le compte des Fondateurs Contrôlants.

7.58.	Contrepartie

(a)	La Contrepartie due à l’exercice de l’Option d’Achat sera réglée en espèces à la Réalisation de l’Option et sera calculée conformément à l’article 7.58(b).

(b)	La Contrepartie sera la plus élevée des deux valeurs suivantes :

i.	la Juste Valeur des Actions de l’Option devant être vendues conformément au présent article sur les Options d’Achat des Fondateurs Contrôlants ; ou

ii.

le montant égal au Rendement Minimum de l’Investisseur (tel que calculé conformément à la Convention d’Actionnaires et tel que défini dans la Convention d’Actionnaires) multiplié par le nombre d’Actions de l’Option devant être vendues conformément au présent article sur les Options d’Achat des Fondateurs Contrôlants.

(c)

Les parties s’efforceront, dans la mesure du raisonnable, de faire en sorte que la Contrepartie soit définitivement convenue entre les Fondateurs Contrôlants et l’Investisseur le plus rapidement possible et, en tout état de cause, au plus tard à la date de Réalisation de l’Option spécifiée par les Fondateurs Contrôlants dans l’Avis d’Exercice d’Option d’Achat, faute de quoi la question sera tranchée conformément aux stipulations de la Convention d’Actionnaires.

7.59.	Les articles 7.46(b), 7.50(d)-7.50(f), 7.52 - 7.54 s’appliquent à l’Option d’Achat mutatis mutandis, à condition que :

(a)	chaque référence dans ces articles à :

i.	l’Option de Vente soit interprétée comme une référence à l’Option d’Achat ;

ii.	l’Avis d’Exercice de l’Option de Vente doit être interprété comme une référence à l’Avis d’Exercice d’Option d’Achat ;

(b)	toute référence à l’Acquéreur de l’Option dans l’article 7.50(e) doit être interprétée comme une référence à l’Investisseur ; et

(c)	chaque référence à l’Acquéreur de l’Option dans les articles 7.52 et 7.53 doit être interprétée comme une référence aux Fondateurs Contrôlants.

7.60.

Sauf autrement convenu entre les Fondateurs Contrôlants, chacun d’entre eux a droit aux Actions de l’Option au prorata de sa part par rapport au nombre total d’Actions détenues par les Fondateurs Contrôlants.

Obligations de reporting

7.61.	Si et tant que tout ou partie des Actions de la Société sont admises à la négociation sur un marché réglementé, toute personne physique ou morale, agissant seule ou de concert avec

d’autres, qui viendrait à acquérir ou à aliéner des Actions, ou tout autre titre de la Société visé par la loi applicable, devra se conformer aux exigences de déclaration applicables dans les délais fixés par la loi applicable.

Article 8.    Pouvoirs de l`Assemblée Générale

Toute Assemblée Générale régulièrement constituée représente l’universalité des actionnaires. L’Assemblée Générale est investie des pouvoirs qui lui sont expressément réservés par la Loi et par les présents Statuts.

Article 9.    Assemblées Générales – Autres décisions collectives

9.1.

L’Assemblée Générale annuelle se tient, conformément à la Loi, dans les six (6) mois de la clôture de chaque Exercice Financier à l’adresse du siège social de la Société ou à tout autre endroit au Grand-Duché de Luxembourg précisé dans la convocation de l’Assemblée Générale.

9.2.	Les autres Assemblées Générales peuvent se tenir à l’endroit et à l’heure spécifiés dans les convocations respectives de l’Assemblée Générale.

Article 10.    Assemblées générales – Avis de convocation, bureau, droits des actionnaires, quorum, vote et majorité

Avis de convocations

10.1.

Les Actionnaires sont convoqués aux Assemblées Générales à l’initiative (i) du Conseil, (ii) des commissaires ou sur demande écrite, comprenant une indication de l’ordre du jour de cette assemblée, adressée au Conseil, par (iii) un ou plusieurs Actionnaires représentant au total au moins dix pour cent (10%) des droits de vote à l’Assemblée Générale.

10.2.

Les avis de convocation à chaque Assemblée Générale contiennent l’ordre du jour et prennent la forme d’annonces à déposer au Registre du Commerce et des Sociétés et à publier au moins quinze (15) jours avant la date de l’Assemblée Générale dans le Recueil Electronique des Sociétés et Associations et dans un journal luxembourgeois.

10.3.

Si toutes les Actions sont sous forme nominative, chaque Actionnaire a le droit de recevoir un avis de convocation au moins huit (8) Jours Ouvrables avant l’Assemblée Générale des actionnaires à son adresse conformément aux termes de la Convention d’Actionnaires ou par tout autre moyen que chaque Actionnaire a accepté individuellement, et en l’absence d’une telle acceptation par un service de messagerie (utilisant une société de messagerie reconnue au niveau international).

10.4.

Conformément aux dispositions des articles 10.17 et 10.18 des Statuts, dans le cas où le quorum de présence exigé par la Loi ou les présents Statuts pour la tenue d’une Assemblée Générale n’est pas atteint à la date de la première Assemblée Générale convoquée, une autre Assemblée Générale peut être convoquée en publiant l’avis de convocation au journal officiel luxembourgeois (Recueil Electronique des Sociétés et Associations) et dans un journal luxembourgeois, au moins quinze (15) jours avant la date de la nouvelle convocation, à condition que (i) la première Assemblée Générale ait été correctement convoquée conformément aux stipulations ci-dessus ; et (ii) qu’aucun nouveau point n’ait été ajouté à

l’ordre du jour. Cette convocation doit reproduire l’ordre du jour et indiquer la date et les résultats de la réunion précédente.

10.5.	La convocation indique précisément la date et le lieu de l’Assemblée Générale ainsi que l’ordre du jour proposé et contient toute autre information exigée par la loi applicable.

10.6.

Les actionnaires ont le droit de participer aux Assemblées Générales par téléphone ou par vidéoconférence initiée depuis le Luxembourg, à condition que tous les participants puissent s’entendre simultanément et que les débats soient transmis de manière continue et simultanée, la participation à une réunion par ce moyen constituant une présence en personne à cette réunion. Par ailleurs, les actionnaires ont le droit de participer aux Assemblées Générales par tout autre moyen électronique approuvé par le Conseil à sa seule discrétion.

10.7.

Chaque actionnaire a le droit de désigner une autre Personne comme son mandataire à l’Assemblée Générale et doit fournir une procuration écrite à cet effet par tout moyen de communication courant. Une personne peut représenter plusieurs ou même tous les Actionnaires.

Bureau

10.8.

Lors de toute Assemblée Générale, il est constitué un bureau composé d’un président, d’un secrétaire et d’un scrutateur. Le Président du Conseil préside en tant que président d’une Assemblée Générale. Si au cours d’une assemblée le Président du Conseil n’est pas présent dans les quinze (15) minutes après l’heure fixée pour le début de la réunion, le président sera le Vice-Président du Conseil, le cas échéant, ou, en son absence, un membre du Conseil désigné par le Président du Conseil. En l’absence d’une telle nomination, tout autre membre du Conseil, tel que déterminé par le Conseil, peut être le président. Le bureau de l’Assemblée Générale veille à ce que l’Assemblée Générale se tienne conformément aux règles applicables et, en particulier, dans le respect des règles relatives à la convocation, aux exigences de majorité, au décompte des votes et à la représentation des Actionnaires.

10.9.

Sans préjudice de tout autre pouvoir qu’il pourrait avoir en vertu des dispositions des Statuts, le président de l’Assemblée Générale peut prendre les mesures qu’il ou elle juge appropriées pour promouvoir le bon déroulement des activités de l’assemblée comme spécifié dans l’avis de convocation de l’Assemblée Générale.

10.10.	Le Président nomme un secrétaire et les Actionnaires nomment un scrutateur. Le président, le secrétaire et le scrutateur forment ensemble le bureau de l’Assemblée Générale.

10.11.	Le bureau de l’assemblée peut décider à sa discrétion si les conditions pour assister et agir et voter à toute Assemblée Générale, en personne, par procuration ou par correspondance, sont remplies.

Quorum, majorité et vote

10.12.

Sauf disposition contraire de la Loi ou des présents Statuts (particulièrement les articles 10.17 et 10.18) ou des stipulations de la Convention d’Actionnaires, les résolutions en Assemblée Générale dûment convoquée ne requièrent aucun quorum et sont adoptées à la majorité simple des voix valablement exprimées quelle que soit la part du capital social émis représentée. Les abstentions et les votes nuls ne sont pas pris en compte.

10.13.

Conformément aux dispositions des articles 10.17 et 10.18 des présents Statuts, une Assemblée Générale extraordinaire ne peut modifier les Statuts que si la moitié au moins du capital social émis est représenté et que l’ordre du jour indique les propositions de modification des Statuts, y compris le texte de toute proposition de modification de l’objet social de la Société ou de sa forme. Si ce quorum n’est pas atteint, une deuxième Assemblée Générale sera convoquée selon les formalités prévues au présent article 10. Sous réserve de l’article 10.17, la deuxième Assemblée Générale délibérera valablement, quelle que soit la proportion du capital social émis représentée. Lors des deux Assemblées Générales, les résolutions doivent être adoptées à cent pour cent (100%) des voix exprimées.

10.14.

Lorsque le capital social de la Société est divisé en différentes catégories d’Actions, les droits spéciaux attachés à l’une de ces catégories ne peuvent être modifiés ou abrogés (soit pendant que la Société est en activité, soit pendant ou en prévision d’une liquidation) qu’avec le consentement écrit des détenteurs d’au moins deux tiers des Actions en circulation de cette catégorie, à l’exception des droits spéciaux attachés aux Actions Privilégiées qui ne peuvent être modifiés ou abrogés qu’avec le Consentement de l’Investisseur.

10.15.

Sans préjudice de la généralité de l’article 10.14, les droits spéciaux attachés aux Actions Privilégiées sont réputés être modifiés par la survenance de l’un des Domaines Réservés nécessitant le Consentement de l’Investisseur.

10.16.	Une liste de présence doit être tenue à toutes les Assemblées Générales.

Domaines Réservés

10.17.

Nonobstant tout disposition contraire des présents Statut, tant que l’Investisseur détient au moins 5 % des Actions, aucun sujet relatif à un Domaine Réservé nécessitant le Consentement de l’Investisseur ne peut être traité lors d’une Assemblée Générale, à moins que le quorum, qui doit inclure l’Investisseur (présent par son représentant légal ou par procuration), ne soit atteint au début de ladite Assemblée Générale et lors du vote sur cette question, conformément aux termes de la Convention d’Actionnaires. Si, dans les trente (30) minutes suivant l’heure fixée pour l’Assemblée Générale des Actionnaires mentionnée dans la première phrase du présent article, le quorum n’est pas atteint, le Président de l’assemblée ajourne l’assemblée conformément aux stipulations de l’article 10. Si, au cours de cette assemblée ajournée, le quorum n’est pas atteint dans les trente (30) minutes suivant l’heure fixée pour l’assemblée ajournée, alors la réunion est dissoute. Les Actionnaires s’efforceront, dans la mesure du possible, de faire en sorte que toute Assemblée Générale réunisse le quorum requis.

10.18.

(a)

Sauf avec le Consentement de l’Investisseur, l’Assemblée Générale et la Société ne prennent aucune mesure relative aux Domaines Réservés nécessitant le Consentement de l’Investisseur, à savoir les points suivants :

i.	Créer, attribuer, émettre, racheter ou rembourser tout capital social ou accorder ou convenir d’accorder des options ou des bons de souscription pour l’émission de tout capital social ou émettre des titres convertibles en actions, ou établir tout plan d’incitation des employés, dans chaque cas accordant à leurs détenteurs des droits préférentiels aux droits attachés aux Actions Privilégiées (à l’exclusion, pour éviter toute ambiguïté, de l’adoption d’un plan d’incitation des employés basé sur des actions fantômes (ou similaires) concernant jusqu’à 5 % du capital social total de la Société).

ii.	Permettre ou faire en sorte que soit proposée toute modification des Statuts entraînant une restriction ou une diminution des droits attachés aux Actions Privilégiées.

iii.	Permettre ou faire en sorte que soit proposée toute modification des droits attachés aux Actions Privilégiées.

iv.

Proposer ou payer tout dividende ou quasi-dividende, ou proposer ou procéder à toute autre distribution, y compris par le biais du rachat par la Société de toute Action, autre que celles payées ou effectuées à tous les Actionnaires dans les mêmes conditions et au prorata du nombre d’Actions détenues par chaque Actionnaire.

v.	Aliéner la totalité ou une partie importante des actifs ou des entreprises de la Société, sauf dans le cadre d’un Regroupement avec une SPAC.

vi.

Permettre à la Société de cesser, ou proposer à ce qu’elle cesse, d’exercer son activité ou permettre à la Société ou à ses administrateurs (ou à l’un d’entre eux) de prendre des mesures pour liquider la Société, sauf dans le cadre d’un Regroupement avec une SPAC.

vii.	Approuver toute fusion, liquidation, dissolution ou acquisition de la Société, sauf dans le cadre d’un Regroupement avec une SPAC.

viii.	Conclure par la Société ou modifier toute transaction ou tout arrangement important de la Société avec, ou au profit de l’un des Fondateurs Contrôlants ou l’un de leurs Affiliés respectifs.

ix.

Toute modification ou résiliation par la Société de la Convention de Transfert de Prêts (telle que définie dans la Convention d’Actionnaires) ou de la Convention de Subordination de Prêts (telle que définie dans la Convention d’Actionnaires).

(b)

Sauf avec le Consentement de l’Administrateur de l’Investisseur, la Société ne prend aucune mesure relative aux Domaines Réservés nécessitant le Consentement de l’Administrateur de l’Investisseur, à savoir les points suivants :

i.

Permettre à toute Filiale de cesser, ou de proposer à ce qu’elle cesse, d’exercer ses activités ou permettre à toute Filiale ou à ses administrateurs (ou à l’un d’entre eux) de prendre des mesures pour liquider toute Filiale, sauf dans le cadre d’un Regroupement avec une SPAC.

ii.

Approuver toute fusion, liquidation, dissolution d’une Filiale ou acquisition d’une Filiale qui n’est pas incluse dans une annexe de la Convention d’Actionnaires, sauf dans le cadre d’un Regroupement avec une SPAC.

Aliéner la totalité ou une partie importante des actifs ou des entreprises d’une Filiale, sauf dans le cadre Regroupement avec une SPAC.

10.19.

Tout Administrateur de l’Investisseur est autorisé à communiquer le consentement de l’Investisseur à l’un quelconque des Domaines Réservés, qui, si nécessaire, sera dûment documenté conformément aux exigences du droit luxembourgeois applicable et des Statuts.

Droits de vote attachés aux Actions

10.20.	Chaque Action donne droit à une (1) voix aux Assemblées Générales.

10.21.	Un Actionnaire peut décider individuellement de ne pas exercer, temporairement ou définitivement, tout ou partie de ses droits de vote. Il notifiera cette renonciation à la Société.

10.22.

Dans le cas où l’exercice des droits de vote d’un ou plusieurs Actionnaires fait l’objet d’une renonciation conformément à l’article 10.21 ci-dessus, ces Actionnaires sont autorisés à assister à toute assemblée générale, mais les Actions qu’ils détiennent ne seront pas prises en compte pour la détermination des conditions de quorum et de majorité à respecter lors des Assemblées Générales.

10.23.	Les votes relatifs aux Actions auxquels l’Actionnaire n’a pas participé au vote, s’est abstenu de voter, a exprimé un vote blanc ou nul ne sont pas pris en compte pour calculer la majorité requise.

Article 11.    Gestion et pouvoirs du Conseil

11.1.	La Société est gérée par le Conseil conformément à la Loi et aux conditions de la Convention d’Actionnaires.

11.2.

Le Conseil aura les pouvoirs les plus étendus pour administrer et gérer la Société, conformément aux dispositions de l’article 11.3. Tous les pouvoirs qui ne sont pas expressément réservés à l’Assemblée Générale par la Loi, les présents Statuts ou la Convention d’Actionnaires relèvent de la compétence du Conseil.

11.3.

Le Conseil n’a pas le pouvoir de décider des transactions liées à la vente, au transfert, au nantissement ou à toute autre charge des parts sociales de Carsharing Russia LLC, une société à responsabilité limitée dûment constituée et établie en vertu des lois de la Fédération de Russie, enregistrée au Registre d’État Uniforme des Entités Juridiques (EGRUL) sous le numéro 1157746288083 (la Transaction Substantielle) sauf si cette Transaction Substantielle a été préalablement approuvée par l’Assemblée Générale.

Article 12.    Le Conseil

Composition du Conseil et durée du mandat

12.1.

Le Conseil doit être composé d’au moins trois (3) membres. Le ou les Actionnaires peuvent décider de qualifier les administrateurs nommés d’administrateurs de classe A (les Administrateurs de Classe A) ou d’administrateurs de classe B (les Administrateurs de

Classe B). La composition du Conseil devra suivre les stipulations de la Convention d’Actionnaires.

12.2.

Lorsqu’une personne morale (la Personne Morale) est nommée membre du Conseil, la Personne Morale doit désigner une personne physique comme représentant permanent qui représentera la Personne Morale en tant que membre du Conseil conformément à la Loi.

12.3.

Les membres du Conseil sont élus pour une durée qui ne peut excéder trois (3) ans. Ils sont rééligibles pour un mandat d’une durée maximale de trois (3) ans à la fois, conformément aux présents Statuts. Un tel mandat prend fin à la fin de l’Assemblée Générale annuelle tenue pendant l’Exercice Financier au cours duquel ce mandat prend fin, sauf indication contraire dans la résolution portant nomination de cette personne.

Nomination, révocation et cooptation

12.4.	Les membres du Conseil sont nommés par l’Assemblée Générale.

12.5.	Conformément aux dispositions de l’article 12.7 ci-dessous, un membre du Conseil peut être révoqué avec ou sans motif et peut être remplacé à tout moment par l’Assemblée Générale.

12.6.

En cas de vacance d’un ou plusieurs sièges au sein du Conseil à la suite du décès ou de la démission d’un membre ou pour toute autre raison autre que l’Administrateur de l’Investisseur, les membres restants du Conseil sont habilités à élire un ou plusieurs membres du Conseil pour pourvoir à une telle vacance. Pour éviter tout doute, ce pouvoir du Conseil n’est pas applicable à l’Administrateur de l’Investisseur.

12.7.

Tant que l’Investisseur détient au moins 5 % des Actions, il a le droit de proposer à l’Assemblée Générale la nomination et le maintien en fonction d’une personne physique qu’il peut désigner en tant qu’Administrateur de l’Investisseur (et en tant que membre de chaque comité du Conseil (le cas échéant)) et de proposer à l’Assemblée Générale la révocation de tout Administrateur de l’Investisseur nommé par l’Assemblée Générale sur proposition de l’Investisseur et, lors de sa révocation, que ce soit par l’Investisseur ou autrement, de proposer à l’Assemblée Générale la nomination d’une autre personne pour agir en tant qu’Administrateur de l’Investisseur à sa place, conformément aux stipulations de la Convention d’Actionnaires.

12.8.

L’Administrateur de l’Investisseur doit à tout moment satisfaire aux exigences du droit luxembourgeois applicables à une personne exerçant la fonction de membre du conseil d’administration d’une société anonyme luxembourgeoise. L’Administrateur de l’Investisseur ne sera pas nommé à son poste s’il ne satisfait pas à ces exigences et sera promptement démis de ses fonctions s’il cesse de satisfaire à ces exigences.

12.9.

La proposition à l’Assemblée Générale par l’Investisseur pour la nomination et la révocation d’un Administrateur de l’Investisseur se fera par notification écrite à la Société, la nomination et/ou la révocation concernée prenant effet le jour où l’Assemblée Générale aura voté en faveur de la nomination et/ou de la révocation de l’Administrateur de l’Investisseur. Les Actionnaires s’engagent à voter en faveur du candidat proposé par l’Investisseur à l’Assemblée Générale pour la nomination en tant qu’Administrateur de l’Investisseur et/ou sa révocation si celle-ci est proposée par l’Investisseur à l’Assemblée Générale.

12.10.	Après réception par la Société de toute notification écrite de l’Investisseur visée à l’article 12.9 :

(a)

la Société convoquera une Assemblée Générale avec l’ordre du jour comprenant la proposition de l’Investisseur énoncée dans cette notification écrite, de sorte que cette Assemblée Générale se tienne dans les dix (10) jours suivant la réception par la Société de cette notification écrite ; et

(b)

les Actionnaires assisteront à cette Assemblée Générale et voteront pour la nomination ou la révocation (selon le cas) de l’Administrateur de l’Investisseur comme demandé par l’Investisseur dans cette notification écrite.

Rémunération

La rémunération des membres du Conseil (le cas échéant) est déterminée dans son ensemble par l’Assemblée Générale

Article 13.    Réunions du Conseil

Président du Conseil

13.1.	Le Conseil nommera un président (le Président du Conseil) parmi ses membres.

13.2.

Le Président du Conseil présidera toutes les réunions du Conseil. En l’absence du Président du Conseil, les autres membres du Conseil désigneront un autre membre du Conseil en tant que président pro tempore à la majorité des voix des membres du Conseil présents ou représentés à cette réunion.

Procédure de convocation d’une réunion du Conseil

13.3.	Le Conseil se réunit aussi souvent que les affaires et les intérêts de la Société l’exigent et au moins une fois par Trimestre Financier.

13.4.

Le Conseil se réunit sur convocation du Président du Conseil ou de tout membre du Conseil au lieu indiqué dans l’avis de convocation, chacun d’entre eux peut déléguer ce pouvoir au Secrétaire Général, le cas échéant. Les réunions du Conseil doivent se tenir conformément aux présents Statuts.

13.5.

Conformément à l’article 13.11 des présents Statuts, l’vis écrit de toute réunion du Conseil (englobant l’ordre du jour et les annexes y relatives) est donné à tous les membres du Conseil au moins cinq (5) Jours Ouvrables avant le jour et l’heure prévus pour cette réunion, sauf s’il y a urgence, auquel cas la nature et les motifs de cette urgence seront mentionnés brièvement dans la convocation de la réunion du Conseil. Les convocations peuvent être envoyées par télécopieur ou par courrier électronique aux membres du Conseil.

13.6.

Une telle convocation écrite n’est pas exigée si tous les membres du Conseil sont présents ou représentés lors de la réunion et s’ils déclarent avoir été dûment informés et avoir eu connaissance de l’ordre du jour de la réunion. Par ailleurs, si tous les membres du Conseil sont présents ou représentés lors de la réunion et qu’ils conviennent à l’unanimité de fixer l’ordre du jour de la réunion, celle-ci peut se tenir sans avoir été convoquée de la manière indiquée ci-dessus.

13.7.

Un membre du Conseil peut renoncer à la convocation écrite en donnant son consentement par écrit. Des copies des consentements écrits transmises par télécopie ou par courrier électronique peuvent être acceptées comme preuve de ces consentements écrits lors d’une réunion du Conseil. Une convocation écrite séparée n’est pas requise pour les réunions qui se tiennent à des dates et lieux déterminés dans un calendrier préalablement adopté par une résolution du Conseil ; à condition que tous les membres du Conseil qui n’étaient pas présents ou représentés à une telle réunion en soient être informés raisonnablement avant une telle réunion prévue.

Participation par conférence téléphonique, visioconférence ou moyens de communication similaires

13.8.

Une réunion du Conseil peut être tenue par conférence téléphonique, vidéoconférence ou par des moyens de communication similaires permettant (i) d’identifier les membres du Conseil participant à la réunion, (ii) toutes les personnes participant à la réunion peuvent s’entendre et se parler, (iii) la transmission de la réunion se fait de façon continue et (iv) les membres du Conseil peuvent délibérer correctement. Ces réunions sont initiées et organisées de Luxembourg. La participation à une réunion par de tels moyens constitue une présence en personne à cette réunion. Toutes les affaires traitées de cette manière par les membres du Conseil sont réputées avoir été valablement et effectivement traitées lors d’une réunion du Conseil, même si un nombre inférieur de membres (ou leurs représentants) requis pour constituer un quorum sont physiquement présents au même endroit. Une réunion du Conseil tenue par de tels moyens de communication sera réputée se tenir à Luxembourg.

Exigences de quorum et de majorité

13.9.

Sous réserve des articles 13.10 et 13.11, le Conseil ne peut valablement délibérer et prendre des décisions que si la majorité au moins de ses membres est présente ou représentée, étant entendu que dans le cas où les administrateurs ont été qualifiés d’Administrateurs de Classe A ou d’Administrateurs de Classe B, ce quorum ne sera atteint que si au moins un (1) Administrateur de Classe A et un (1) Administrateur de Classe B sont présents. Les décisions sont adoptées à la majorité simple des voix des membres présents ou représentés.

13.10.

Aucune résolution ne peut être adoptée lors d’une réunion du Conseil (ou d’une réunion d’un comité du Conseil (le cas échéant)), concernant des Domaines Réservés nécessitant le consentement de l’Administrateur de l’Investisseur, à moins que :

i.	la nature de l’affaire ait été spécifiée dans l’ordre du jour ; et

ii.	un Administrateur de l’Investisseur soit présent à cette réunion.

13.11.

Les membres du Conseil s’efforceront, dans la mesure du possible, à veiller à ce que le quorum requis soit atteint lors de toute réunion du Conseil. Si, dans les trente (30) minutes suivant l’heure fixée pour une réunion du Conseil, le quorum n’est pas atteint, le Président du Conseil de la réunion ajournera la réunion à un lieu et une heure ultérieurs d’au moins huit (8) jours. Si, lors de cette réunion ajournée, le quorum n’est pas atteint dans les trente (30) minutes suivant l’heure fixée pour la réunion ajournée, la réunion est dissoute.

13.12.	Toutes les résolutions prises lors d’une réunion du Conseil concernant un Domaine Réservé

nécessitant le consentement de l’Administrateur de l’Investisseur sont adoptées conformément à l’article 10.18.

Pas de participation par procuration

13.13.	Un membre du Conseil ne peut pas agir à toute réunion du Conseil en désignant par écrit un autre membre du Conseil comme son mandataire.

Voix prépondérante du Président du Conseil

13.14.	En cas d’égalité des voix, le Président du Conseil ou le président pro tempore (en l’absence du Président du Conseil) a une voix prépondérante.

Résolutions écrites

13.15.

Nonobstant ce qui précède, une résolution du Conseil peut également être adoptée par écrit. Cette résolution sera constituée d’un ou plusieurs documents contenant les résolutions, signés par chaque membre du Conseil, manuellement ou électroniquement au moyen d’une signature électronique valable en vertu du droit luxembourgeois. La date de cette résolution sera la date de la dernière signature.

Article 14.    Procès-verbaux des réunions du Conseil.

14.1.

Les procès-verbaux de toute réunion du Conseil sont tenus par le Secrétaire Général, le cas échéant, ou accessoirement par un secrétaire de la réunion désigné à cet effet. Ils seront signés par le Président du Conseil ou président pro tempore qui a présidé la réunion (en l’absence du Président du Conseil), selon le cas, et par le Secrétaire Général ou par le secrétaire de la réunion, si ce sont deux personnes différentes ; et par ailleurs à la demande des membres du Conseil participant à la réunion, ces procès-verbaux peuvent être signés par ces membres.

14.2.

Les copies ou extraits de procès-verbaux du Conseil destinés à être utilisés dans des procédures judiciaires ou autrement doivent être signés par le Président du Conseil ou deux (2) membres du Conseil, ou le Secrétaire Général (le cas échéant), selon le cas.

Article 15.    Délégation de pouvoirs.

15.1.

Le Conseil peut nommer une ou plusieurs personnes (délégué à la gestion journalière) qui aura toute autorité pour agir pour le compte de la Société dans toutes les matières relatives à la gestion journalière et les affaires de la Société. Cette personne (i) peut être un Actionnaire ou non et (ii) peut être un membre du Conseil ou non. Au cas où plusieurs personnes sont désignées comme telles, le Conseil peut déterminer si ces personnes forment ou non un organe collégial.

15.2.

Le Conseil peut nommer une ou plusieurs personnes pour exercer des fonctions spécifiques à tout niveau au sein de la Société. Cette personne (i) peut être un Actionnaire ou non et (ii) peut être un membre du Conseil ou non.

15.3.

Par ailleurs, le Conseil peut créer des comités ou des sous-comités afin de traiter des tâches spécifiques, de conseiller le Conseil ou de faire des recommandations au Conseil et/ou, le cas échéant, à l’Assemblée Générale, dont les membres peuvent être choisis parmi les membres du Conseil ou non.

15.4.	Le Conseil peut en outre créer et nommer un directeur général chargé d’assister le Conseil, à

condition que la stratégie générale de la Société soit toujours définie par le Conseil. Les pouvoirs du directeur général, les conditions de sa nomination, de sa révocation, de sa rémunération et la durée de son mandat sont déterminés par le Conseil, dans la mesure où cela n’est pas prévu dans les présents Statuts. Le Conseil reste chargé de la surveillance et du contrôle de la gestion opérée par le directeur général.

Article 16.    Conseil – Signatures autorisées.

16.1.

Sous réserve des stipulations des présents Statuts, et en particulier des Articles 10.17, 10.18 et 10.19, la Société est valablement engagée ou représentée vis-à-vis des tiers par (i) la signature conjointe de deux (2) membres du Conseil, ou (ii) la signature individuelle du directeur général (le cas échéant), ou (iii) la signature individuelle de tout membre du Conseil dans les limites des pouvoirs délégués par le Conseil aux différents membres du Conseil. Toutefois, si le ou les Actionnaires ont qualifié les administrateurs d’Administrateurs de Classe A ou d’Administrateurs de Classe B, la Société ne sera engagée vis-à-vis des tiers que par les signatures conjointes d’un (1) Administrateur de Classe A et d’un (1) Administrateur de Classe B dans les limites et pour les montants à déterminer par l’Assemblée Générale.

16.2.

Sous réserve des stipulations des présents Statuts, en ce qui concerne la gestion journalière de la Société, la Société est valablement engagée ou représentée vis-à-vis des tiers par la signature individuelle de toute personne désignée à cet effet conformément à l’article 15.1. ou, si plusieurs personnes sont désignées comme telles et que le Conseil a décidé que ces personnes forment un organe collégial, par la signature conjointe de deux (2) membres de cet organe collégial nommés à cet effet conformément à l’article 15.1.

16.3.

La Société est valablement engagée ou représentée vis-à-vis des tiers par la signature individuelle d’une ou plusieurs autres personnes auxquelles la Société accorde un pouvoir de signature spécifique, mais uniquement dans les limites de ce pouvoir.

Article 17.    Secrétaire Général.

Le Conseil peut nommer et révoquer le secrétaire général de la Société (le Secrétaire Général). Le Secrétaire Général a le rôle défini dans les présents Statuts et dans tout règlement intérieur de la Société.

Article 18.    Livres et registres.

Tous les livres et registres de la Société doivent être conservés au siège social de la Société.

Article 19.    Conflit d’Intérêt.

19.1.

Dans le cas où un membre du Conseil a, directement ou indirectement, un intérêt financier opposé à l’intérêt de la Société dans toute transaction de la Société qui est soumise à l’approbation du Conseil (un Conflit d’Intérêt), ce membre du Conseil informe le Conseil lors de la réunion concernée et fait consigner sa déclaration au procès-verbal de la réunion du Conseil. Le membre du Conseil ne peut pas prendre part aux délibérations relatives à cette opération et ne peut de voter sur les résolutions relatives à cette opération. Au cours de la prochaine Assemblée Générale, avant que toute autre résolution ne soit soumise au vote, il devra être établi un rapport spécial portant sur les transactions dans lesquelles tout membre du

Conseil peut avoir un conflit d’intérêt financier avec celui de la Société.

19.2.

L’article 19.1. ne s’applique pas aux résolutions du Conseil concernant les opérations effectuées dans le cadre de l’activité ordinaire de la Société et qui sont conclues dans des conditions de marché.

Article 20.    Indemnisation.

20.1.

Les membres du Conseil ne doivent pas être tenus responsables personnellement des dettes ou autres obligations de la Société. En tant que mandataires de la Société, ils sont responsables de l’exercice de leurs fonctions. Sous réserve de dispositions impératives de la loi, toute personne qui est ou a été membre du Conseil ou dirigeant de la Société (y compris les membres de tout comité exécutif) sont indemnisés par la Société dans toute la mesure permise par la loi de la responsabilité et de tous les frais raisonnablement engagés ou payés par celui-ci dans le cadre de toute réclamation, action, poursuite ou procédure dans laquelle il ou elle est impliqué(e) en tant que partie ou autrement du fait qu’il est ou a été un tel administrateur ou dirigeants et contre les montants payés ou engagés par ce dernier dans le règlement de celle-ci. Les mots « réclamation », « action » « poursuite » ou « procédure » doivent s’appliquer à toutes les réclamations, actions, poursuites ou procédures (civiles, pénales ou autres, y compris les appels), réelles ou menaçantes, et les mots « responsabilité » et « frais » comprennent sans limitation, les honoraires d’avocats, les frais, les jugements, les montants payés en règlement et autres dépenses.

20.2.

Aucune indemnisation ne sera accordée à tout membre du Conseil ou à tout dirigeant de la Société (y compris les membres d’un comité exécutif) (i) pour toute responsabilité envers la Société ou ses Actionnaires en raison d’une faute intentionnelle, de la mauvaise foi, d’une négligence grave ou d’un mépris imprudent des devoirs liés à l’exercice de son mandat, (ii) sur toute question pour laquelle il aura été reconnu, de manière définitive, avoir agi de mauvaise foi et en contradiction avec l’intérêt de la Société ou (iii) en cas de conciliation, sauf si la conciliation a été approuvée par un tribunal compétent.

20.3.

Le droit à indemnisation prévu par la présente stipulation est divisible, il n’affecte pas les autres droits dont tout membre du Conseil ou tout dirigeant de la Société (y compris les membres d’un comité exécutif) peut bénéficier maintenant ou ultérieurement, se poursuit à l’égard de la personne qui a cessé d’être un tel membre ou dirigeant et s’exerce au profit des héritiers, exécuteurs et administrateurs de cette personne. Aucune stipulation des présentes ne porte atteinte ou limite les droits à indemnisation auxquels le personnel de l’entreprise, y compris les membres du Conseil et les dirigeants de la Société (y compris les membres de tout comité exécutif), peuvent bénéficier par contrat ou autrement en vertu de la loi. La Société est spécifiquement autorisée à fournir une indemnisation contractuelle (y compris l’assurance responsabilité des membres du conseil et des dirigeant) à tout personnel de l’entreprise, y compris les membres du Conseil ou tout dirigeant de la Société (y compris les membres de tout comité exécutif), de la manière que la Société décidera de temps à autre.

20.4.	Les frais liés à la préparation et à la représentation de toute défense dans le cadre d’une toute

réclamation, action, poursuite ou procédure du type décrite dans le présent article 20 sont avancés par la Société avant la décision définitive de celle-ci, sur réception de tout engagement pris par le dirigeant ou l’administrateur ou pour son compte, de rembourser ce montant s’il est finalement déterminé qu’il n’a pas droit à une indemnisation en vertu du présent article.

Article 21.    Commissaires – Réviseurs d’Entreprises Agréés.

Commissaire

21.1.	Les opérations de la Société sont supervisées par un ou plusieurs commissaire(s).

21.2.	Le ou les commissaires sont nommés pour une période n’excédant pas trois (3) ans et leur mandat peut être renouvelé.

21.3.

Le ou les commissaires sont nommés par l’Assemblée Générale, qui détermine leur nombre, leur rémunération et la durée de leur mandat. Le ou les commissaires en fonction peuvent être révoqués à tout moment par l’Assemblée Générale, avec ou sans motif.

Réviseur d’Entreprises Agréé

21.4.

Toutefois, aucun commissaire ne peut être nommé si, au lieu de nommer un ou plusieurs commissaire(s), un ou plusieurs réviseur(s) d’entreprises agréé(s) (réviseur d’entreprises agréé ou cabinet de révision agréé) sont nommés par l’Assemblée Générale, pour réaliser le contrôle légal des comptes annuels conformément au droit luxembourgeois applicable. Le(s) réviseur(s) d’entreprises agréés sont nommés par l’Assemblée Générale, selon les termes d’un contrat de prestation de service à conclure de temps à autre par la Société et le(s) réviseur(s) d’entreprises agréés. Le(s) réviseur(s) d’entreprises agréés en fonction ne peuvent être révoqués que sous réserve d’un motif et conformément à la loi luxembourgeoise ou avec l’accord du réviseur d’entreprises agréé.

Article 22.    Exercice comptable.

L’exercice comptable de la Société commence le premier (1er) janvier et se termine le trente et un (31) décembre de chaque année.

Article 23.    Comptes annuels.

Responsabilité du Conseil

23.1.

Chaque année, le Conseil doit établir le bilan et le compte de profits et pertes, ainsi qu’un inventaire indiquant la valeur de l’actif et du passif de la Société, avec une annexe résumant les engagements de la Société et les dettes des dirigeants, des membres du Conseil et des commissaires (le cas échéant) envers la Société.

Soumission des comptes annuels au commissaire

23.2.

Au plus tard un (1) mois avant l’Assemblée Générale annuelle, le Conseil présentera les comptes annuels accompagnés du rapport du Conseil (le cas échéant) et tout autre document requis par la loi au(x) commissaire(s) de la Société (le cas échéant), qui établira alors son rapport

Disponibilité des documents au siège social

23.3.	Au plus tard quinze (15) jours avant l’Assemblée Générale annuelle, les comptes annuels, le(s) rapport(s) du Conseil (le cas échéant) et le(s) rapport(s) du (des) commissaire(s) ou du (des)

réviseur(s) d’entreprises agréés, selon le cas, ainsi que tout autre document requis par la loi, sont déposés au siège social de la Société, où ils seront disponibles pour inspection par les Actionnaires pendant les heures de travail normales.

Article 24.    Répartition des bénéfices.

Réserve Légale

24.1.

Sur les bénéfices nets annuels de la Société (le cas échéant), cinq pour cent (5) % sont affectés à la réserve exigée par la loi. Cette allocation cessera d’être exigée dès que cette réserve légale atteint à dix pour cent (10) % du capital social émis de la Société, mais sera à nouveau obligatoire si la réserve légale tombe en dessous de dix pour cent (10) % du capital social émis de la Société.

Affectation des résultats par l’Assemblée Générale annuelle

24.2.	L’Assemblée Générale annuelle décide de l’affectation des résultats annuels et de la déclaration et du paiement des dividendes, selon le cas.

Dividendes intérimaires

24.3.

Le Conseil peut décider de déclarer et de payer des dividendes intérimaires à partir des bénéfices et réserves disponibles pour distribution, y compris la Prime d’Emission et l’excédent de capital, dans les conditions et limites prévues par la Loi.

Paiement des dividendes

24.4.

Conformément à l’article 10.18 des présents Statuts, les dividendes peuvent être déclarés ou payés en numéraire en euros ou dans toute autre devise choisie par le Conseil ainsi qu’en nature, y compris par le biais d’émission d’Actions, et ils peuvent être payés aux lieux et aux heures déterminés par le Conseil dans les limites de toute décision prise par l’Assemblée Générale (le cas échéant).

Date d’enregistrement

24.5.

Dans l’hypothèse où l’Assemblée Générale, ou le cas échéant le Conseil, déciderait de procéder à une distribution, y compris une distribution de dividende (et au titre du Conseil une distribution de dividendes intérimaires), ou d’émettre ou autrement émettre ou attribuer des actions ou autres titres, l’Assemblée Générale ou le Conseil, selon le cas, peut fixer toute date, dans la mesure maximale autorisée par la loi luxembourgeoise, comme date d’enregistrement pour la détermination des Actionnaires habilités à recevoir une telle distribution, y compris la distribution, l’attribution ou l’émission de dividendes.

Droit aux distributions

24.6.	Les distributions seront faites aux Actionnaires proportionnellement au nombre d’Actions qu’ils détiennent dans la Société, conformément aux conditions de la Convention d’Actionnaires.

24.7.	Tous les arriérés et toutes les régularisations des dividendes déclarés, mais non encore versés au titre des Actions Privilégiées seront payés conformément à la Convention d’Actionnaires.

Article 25.    Dissolution et liquidation.

Principes concernant la dissolution et la liquidation

25.1.

Conformément aux dispositions de l’article 10.18 des Statuts, la Société peut être dissoute, à tout moment, par une résolution de l’Assemblée Générale adoptée de la manière requise pour la modification des présents Statuts. En cas de dissolution de la Société, la liquidation sera réalisée par un ou plusieurs liquidateurs (qui peuvent être des personnes physiques ou morales) désignés par l’Assemblée Générale décidant de cette liquidation. Cette Assemblée Générale déterminera également les pouvoirs et la rémunération du (des) liquidateur(s). Les stipulations de l’article 19 s’appliquent au(x) liquidateur(s).

Distribution du boni de liquidation

25.2.

Dans le cadre de la liquidation de la Société, les excédents d’actifs de la Société disponibles à la distribution entre les Actionnaires seront distribués aux Actionnaires, à titre d’avance ou après paiement (ou provisions, selon le cas) des dettes de la Société, sous réserve des stipulations de la Convention d’Actionnaires.

25.3.

Lors d’une restitution d’actifs à la suite d’une liquidation, d’une réduction de capital ou autrement (autre qu’une conversion d’Actions dans le cadre d’un Regroupement avec une SPAC), les actifs de la Société restant après le paiement de son passif seront affectés (dans la mesure où la Société est légalement en mesure de le faire) dans l’ordre de priorité suivant :

(a)

premièrement, en versant aux détenteurs d’Actions Privilégiées, pour chaque Action Privilégiée détenue, le Prix d’Emission de cette Action Privilégiée, ainsi qu’une somme égale à tout arriéré et à toute régularisation des dividendes déclarés, mais non payés au titre de cette Action Privilégiée, calculés jusqu’à (et y compris) la date de restitution des actifs et, s’il manque des actifs pour satisfaire intégralement ces paiements, le produit sera distribué aux détenteurs d’Actions Privilégiées au prorata des montants totaux dus en vertu du présent article 25.3(a) pour chaque Action Privilégiée détenue ; et

(b)	ensuite, en répartissant le solde entre les détenteurs d’Actions Ordinaires au prorata du nombre d’Actions détenues.

Article 26.    Droit applicable.

Toutes les questions qui ne sont pas expressément régies par ces Statuts seront déterminées conformément au droit luxembourgeois.

Pour la Société,

Me Jacques CASTEL, Notaire